                                                                     EXHIBIT 4.2



===============================================================================


                          FIVE-YEAR CREDIT AGREEMENT

                                  dated as of

                              September 11, 2000

                                     among

                            THE NEW D&B CORPORATION

                    The Borrowing Subsidiaries Party Hereto

                           The Lenders Party Hereto

                           THE CHASE MANHATTAN BANK,
                           as Administrative Agent,

                                CITIBANK, N.A.,
                             as Syndication Agent,

                                      and

                             THE BANK OF NEW YORK,
                            as Documentation Agent



        $175,000,000 REVOLVING CREDIT AND COMPETITIVE ADVANCE FACILITY



===============================================================================

                               TABLE OF CONTENTS


                                                                           PAGE

                                   ARTICLE 1
                                  DEFINITIONS


SECTION 1.01.  Defined Terms...............................................1
SECTION 1.02.  Classification of Loans and Borrowings.....................23
SECTION 1.03.  Terms Generally............................................24
SECTION 1.04.  Accounting Terms; GAAP.....................................24
SECTION 1.05.  Exchange Rates.............................................24

                                   ARTICLE 2
                                  THE CREDITS


SECTION 2.01.  Commitments................................................25
SECTION 2.02.  Loans and Borrowings.......................................26
SECTION 2.03.  Requests for Revolving Borrowings..........................27
SECTION 2.04.  Competitive Bid Procedure..................................28
SECTION 2.05.  Swingline Loans............................................32
SECTION 2.06.  Funding of Borrowings......................................33
SECTION 2.07.  Interest Elections.........................................34
SECTION 2.08.  Termination, Reduction and Increase of Commitments.........36
SECTION 2.09.  Repayment of Loans; Evidence of Debt.......................37
SECTION 2.10.  Prepayment of Loans........................................38
SECTION 2.11.  Fees.......................................................40
SECTION 2.12.  Interest...................................................41
SECTION 2.13.  Alternate Rate of Interest.................................42
SECTION 2.14.  Increased Costs............................................43
SECTION 2.15.  Break Funding Payments.....................................44
SECTION 2.16.  Taxes......................................................45
SECTION 2.17.  Payments Generally; Pro Rata Treatment; Sharing of
        Set-offs..........................................................47
SECTION 2.18.  Mitigation Obligations; Replacement of Lenders.............49
SECTION 2.19.  Borrowing Subsidiaries.....................................50

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES


SECTION 3.01.  Organization; Powers.......................................50
SECTION 3.02.  Authorization; Enforceability..............................51
SECTION 3.03.  Governmental Approvals; No Conflicts.......................51
SECTION 3.04.  Financial Condition; No Material Adverse Change............51
SECTION 3.05.  Properties.................................................52
SECTION 3.06.  Litigation and Environmental Matters.......................53
SECTION 3.07.  Compliance with Laws and Agreements........................53

                                                                          PAGE


SECTION 3.08.  Investment and Holding Company Status......................53
SECTION 3.09.  Taxes......................................................53
SECTION 3.10.  ERISA......................................................54
SECTION 3.11.  Disclosure.................................................54
SECTION 3.12.  Subsidiaries...............................................54
SECTION 3.13.  Use of Proceeds............................................54
SECTION 3.14.  Solvency...................................................54

                                   ARTICLE 4
                                   CONDITIONS


SECTION 4.01.  Effective Date.............................................55
SECTION 4.02.  Each Credit Event..........................................57
SECTION 4.03.  Each Borrowing Subsidiary Credit Event.....................57

                                   ARTICLE 5
                             AFFIRMATIVE COVENANTS


SECTION 5.01.  Financial Statements and Other Information.................58
SECTION 5.02.  Notices of Material Events.................................60
SECTION 5.03.  Existence; Conduct of Business.............................60
SECTION 5.04.  Payment of Obligations.....................................60
SECTION 5.05.  Maintenance of Properties; Insurance.......................60
SECTION 5.06.  Books and Records; Inspection Rights.......................61
SECTION 5.07.  Compliance with Laws.......................................61
SECTION 5.08.  Use of Proceeds............................................61

                                   ARTICLE 6
                               NEGATIVE COVENANTS


SECTION 6.01.  Liens......................................................62
SECTION 6.02.  Fundamental Changes........................................63
SECTION 6.03.  Transactions with Affiliates...............................64
SECTION 6.04.  Sale and Lease-Back Transactions...........................65
SECTION 6.05.  Total Debt to EBITDA Ratio.................................65
SECTION 6.06.  Interest Coverage Ratio....................................65

                                   ARTICLE 7
                               EVENTS OF DEFAULT



                                   ARTICLE 8
                            THE ADMINISTRATIVE AGENT



                                   ARTICLE 9
                                   GUARANTEE



                                   ARTICLE 10
                                 MISCELLANEOUS


SECTION 10.01.  Notices...................................................73
SECTION 10.02.  Waivers; Amendments.......................................74
SECTION 10.03.  Expenses; Indemnity; Damage Waiver........................75

                                                                          PAGE



SECTION 10.04.  Successors and Assigns....................................76
SECTION 10.05.  Survival..................................................80
SECTION 10.06.  Counterparts; Integration; Effectiveness..................80
SECTION 10.07.  Severability..............................................81
SECTION 10.08.  Right of Setoff...........................................81
SECTION 10.09.  Governing Law; Jurisdiction; Consent to Service of
        Process...........................................................81
SECTION 10.10.  Waiver of Jury Trial......................................82
SECTION 10.11.  Headings..................................................82
SECTION 10.12.  Confidentiality...........................................82
SECTION 10.13.  Interest Rate Limitation..................................83
SECTION 10.14.  Conversion of Currencies..................................83
SECTION 10.15.  European Economic and Monetary Union......................84

SCHEDULES:
Schedule 2.01(a)     --   Lenders and Facility Commitments
Schedule 2.01(b)     --   Designated Currency Lenders and Designated Currency Commitments
Schedule 2.01(c)     --   Yen Lenders and Yen Commitments
Schedule 2.17        --   Payments on Multicurrency Loans
Schedule 3.06        --   Disclosed Matters
Schedule 3.12        --   Subsidiaries
Schedule 6.01        --   Existing Liens

EXHIBITS:

Exhibit A            --   Form of Assignment and Acceptance
Exhibit B-1          --   Form of Opinion of Company's Counsel
Exhibit B-2          --   Form of Opinion of Simpson Thacher & Bartlett
Exhibit C            --   Form of Opinion of Borrowing Subsidiary's Counsel
Exhibit D            --   Form of Borrowing Subsidiary Agreement
Exhibit E            --   Form of Borrowing Subsidiary Termination
Exhibit F            --   Form of Statement Relating to Tax Status
Exhibit G            --   Form of Assumption Agreement

      CREDIT AGREEMENT dated as of September 11, 2000, among THE NEW D&B CORPORATION, the BORROWING SUBSIDIARIES party hereto, the LENDERS party hereto, THE CHASE MANHATTAN BANK, as Administrative Agent, CITIBANK, N.A., as Syndication Agent, and THE BANK OF NEW YORK, as Documentation Agent.

      The parties hereto agree as follows:



                                    ARTICLE 1

                                   DEFINITIONS

      SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

      "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

      "Acceptable Insurer" means (i) Lloyd's of London, so long as it is rated at least 3 crowns by S&P, (ii) an insurance company having an A.M. Best rating of "A" or better and being in a financial size category of IX or larger (as such category is defined on the date hereof) or (iii) an insurance company otherwise reasonably acceptable to the Administrative Agent.

      "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

      "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

      "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. No SPC of any Lender shall be an Affiliate of such Lender.

      "Aggregate Utilization Percentage" means, on any date, the percentage equal to a fraction, the numerator of which is the aggregate principal amount of the Revolving Credit Exposures of all Lenders and the denominator of which is the aggregate amount of Facility Commitments on such date of determination; provided that, if any Revolving Credit Exposures remain outstanding and the Facility Commitments shall have been terminated, the Aggregate Utilization Percentage on and after such date shall be deemed to be in excess of 50%.

      "Agreement Currency" has the meaning assigned to such term in Section
10.14.

      "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

      "Applicable Agent" means, (a) with respect to a Loan or Borrowing denominated in dollars, the Administrative Agent, (b) with respect to a Loan or Borrowing denominated in Sterling, the London Agent, or (c) with respect to a Loan or Borrowing denominated in any particular Eligible Currency, such other Person as may be agreed upon by the Company and the Administrative Agent and designated in a notice delivered to the Lenders.

      "Applicable Percentage" means, with respect to any Lender, the percentage of the total Available Facility Commitments represented by such Lender's Available Facility Commitment. If the Facility Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Facility Commitments most recently in effect, giving effect to any assignments.

      "Applicable Rate" means, for any day, (i) for the period from the Effective Date to but excluding the date (the "Determination Date") that is the earlier of (A) the date on which both S&P and Fitch have in effect a rating for the CP Index Debt (a "CP Rating") and (B) November 10, 2000, (x) with respect to any Eurodollar Revolving Loan, a rate per annum of 0.16% and (y) with respect to the facility fees payable pursuant to Section 2.11, a rate per annum of .09%, and (ii) on and after the Determination Date, with respect to any Eurocurrency Revolving Loan, or with respect to the facility fees payable pursuant to Section 2.11, as the case may be, the applicable rate per annum set forth below under the caption "Eurocurrency Spread" or "Facility Fee Rate", as the case may be, based upon the CP Rating by S&P and Fitch, respectively, applicable on such date to the CP Rating; provided that if, at any time, Moody's has in effect a CP Rating, then all references to Fitch in this definition shall be deemed to be references to Moody's and all references to Fitch ratings in the following table shall be deemed to be references to the comparable Moody's ratings:



                         CATEGORY 1      CATEGORY 2      CATEGORY 3       CATEGORY 4     CATEGORY 5       CATEGORY 6
-----------------------------------------------------------------------------------------------------------------------
CP RATING:             A-1+ and F-1+     A-1 and F-1     A-1 or F-1      A-2 and F-2     A-2 or F-2    Lower than both
                                                                                                         A-2 and F-2
-----------------------------------------------------------------------------------------------------------------------
FACILITY FEE RATE          .070%            .080%           .090%           .100%           .125%           .150%


-----------------------------------------------------------------------------------------------------------------------
EUROCURRENCY SPREAD        .130%            .145%           .160%           .200%           .275%           .350%

-----------------------------------------------------------------------------------------------------------------------

           For purposes of the foregoing, (i) if, on or after the Determination Date, either S&P or Fitch shall not have in effect a CP Rating (other than by reason of the circumstances referred to in the last sentence of this paragraph), then the Applicable Rate shall be the rate set forth in the Category that is one number higher than the Category applicable to the rating in effect; (ii) if, on or after the Determination Date, neither S&P nor Fitch shall have in effect a CP Rating (other than by reason of the circumstances referred to in the last sentence of this paragraph), then the Applicable Rate shall be the rate set forth in Category 6; and (iii) if, on or after the Determination Date, the CP Ratings established by S&P and Fitch shall be changed (other than as a result of a change in the rating system of S&P or Fitch), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply (other than as described in the immediately succeeding sentence) during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P or Fitch shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

      "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

      "Assumption Agreement" has the meaning set forth in Section 2.08(d).

      "Available Facility Commitment" means, with respect to any Lender at any time, an amount equal to such Lender's Facility Commitment at such time minus such Lender's Funded Revolving Credit Exposure at such time. If the Facility Commitments have terminated or expired, the Available Facility Commitments shall be determined based upon the Facility Commitments most recently in effect, giving effect to any assignments.

      "Availability Period" means with respect to the Facility Commitments, the Designated Currency Commitments or the Yen Commitments, as the case may be, the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Facility Commitments, the Designated Currency Commitments or the Yen Commitments, respectively, pursuant to Section 2.08 or Article 7.

      "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

      "Borrower" means the Company or any Borrowing Subsidiary.

      "Borrowing" means (a) Revolving Loans of the same Type and currency, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect or (c) a Swingline Loan.

      "Borrowing Date" means any Business Day specified in a notice pursuant to
Section 2.03, 2.04 or 2.05 as a date on which the relevant Borrower requests Loans to be made hereunder.

      "Borrowing Minimum" means (a) in the case of a Borrowing denominated in dollars, $5,000,000 and (b) in the case of a Borrowing denominated in any Eligible Currency, the smallest amount of such Eligible Currency that (i) is an integral multiple of 1,000,000 units (or, in the case of Pounds Sterling, 500,000 units) of such currency and (ii) has a Dollar Equivalent in excess of $5,000,000.

      "Borrowing Multiple" means (a) in the case of a Borrowing denominated in dollars, $1,000,000 and (b) in the case of a Borrowing denominated in any Eligible Currency, 1,000,000 units (or, in the case of Pounds Sterling, 500,000 units) of such currency.

      "Borrowing Request" means a request for a Revolving Borrowing in accordance with Section 2.03.

      "Borrowing Subsidiary" means, at any time, any Subsidiary of the Company designated as a Borrowing Subsidiary by the Company pursuant to Section 2.19 that has not ceased to be a Borrowing Subsidiary pursuant to such Section or
Article 7.

      "Borrowing Subsidiary Agreement" means a Borrowing Subsidiary Agreement substantially in the form of Exhibit D.

      "Borrowing Subsidiary Termination" means a Borrowing Subsidiary Termination substantially in the form of Exhibit E.

      "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (i) when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market, (ii) when such term is used in connection with a Revolving Designated Currency Loan comprised of Euros, references to "Business Day" shall be deemed to be references to any Target Operating Day on which banks are open for general banking business in the jurisdiction of the relevant funding office of the designated Applicable Agent and (iii) when used in connection with notices or payments to or from an Applicable Agent, such term shall also exclude any day on which the Applicable Agent is not open.

      "Calculation Date" means the last Business Day of each calendar month and such other Business Days during such calendar month as may be notified by the Company to the Administrative Agent, provided that there shall be no more than three Calculation Dates in any calendar month.

      "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

      "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were not (i) nominated by the board of directors of the Company, (ii) appointed in connection with the Spin-off or (iii) appointed by directors so nominated or appointed.

      "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14(c), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

      "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Dollar Loans, Revolving Designated Currency Loans, Revolving Yen Loans, Competitive Loans or Swingline Loans.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Commitment" means a Facility Commitment, a Designated Currency Commitment or a Yen Commitment.

      "Company" means The New D&B Corporation, a Delaware corporation (which will be renamed The Dun & Bradstreet Corporation in connection with the Spin-off), and its successors.

      "Competitive Bid" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

      "Competitive Bid Rate" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

      "Competitive Bid Request" means a request for Competitive Bids in accordance with Section 2.04.

      "Competitive Loan" means a Loan made pursuant to Section 2.04.

      "Competitive Loan Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Competitive Loans (or the Dollar Equivalent thereof in the case of a Competitive Loan in an Eligible Currency) at such time.

      "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

      "CP Index Debt" means unsecured commercial paper of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

      "D&B" means The Dun & Bradstreet Corporation, a Delaware corporation (which will be renamed Moody's Corporation in connection with the Spin-off), and its successors.

      "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

      "Designated Currency" means Pounds Sterling, Euros and any other Eligible Currency that shall be designated by the Company in a notice delivered to the Administrative Agent and approved by the Administrative Agent and all the Designated Currency Lenders as a Designated Currency. The Company may specify in any notice delivered to the Administrative Agent with respect to the designation of any Eligible Currency one or more locations from which a Borrower may make payments of principal of or interest on any Multicurrency Loans in such Eligible Currency. Subject to the approval of the Administrative Agent and all the Designated Currency Lenders, Schedule 2.17 shall be deemed to have been amended to add each such location for payments with respect to Multicurrency Loans in such Eligible Currency (but not any other Loans).

      "Designated Currency Commitment" means, with respect to each Designated Currency Lender, the commitment of such Designated Currency Lender to make Revolving Designated Currency Loans, expressed as an amount representing the maximum aggregate Dollar Equivalents of the principal amounts of such Designated Currency Lender's outstanding Revolving Designated Currency Loans that may be outstanding after giving effect to any such Revolving Designated Currency Loans, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Designated Currency Lender pursuant to
Section 10.04(b). The initial amount of each Designated Currency Lender's Designated Currency Commitment is set forth on Schedule 2.01(b) or in the Assignment and Acceptance pursuant to which such Designated Currency Lender shall have assumed its Designated Currency Commitment, as applicable.

      "Designated Currency Lenders" means the Persons listed on Schedule 2.01(b) and any other Person that shall have become a Designated Currency Lender pursuant to any Assignment and Acceptance, other than a Person that ceases to be a Designated Currency Lender pursuant to an Assignment and Acceptance.

      "Designated Subsidiary" means (i) Dun & Bradstreet Inc., a Delaware corporation, and (ii) any other Subsidiary designated as a "Designated Subsidiary" by the Company.

      "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

      "Discontinued Companies" means Moody's and its subsidiaries.

      "Distribution Agreement" means the Distribution Agreement between D&B and the Company, substantially in the form set forth as Exhibit 10.1 to the Information Statement.

      "dollars" or "$" refers to lawful money of the United States of America.

      "Dollar Equivalent" means, on any date of determination, with respect to any amount in any Eligible Currency, the equivalent in dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05(a) using the Exchange Rate with respect to such Eligible Currency then in effect.

      "Domestic Borrowing Subsidiary" means any Borrowing Subsidiary organized under the laws of any jurisdiction in the United States.

      "EBITDA" means, for any period, the consolidated net income of the Company and its consolidated Subsidiaries for such period plus, to the extent deducted in computing such consolidated net income for such period, the sum (without duplication) of (a) income tax expense, (b) Interest Expense, (c) depreciation and amortization expense, (d) extraordinary losses, (e) losses (net of income taxes) resulting from the operations of the Discontinued Companies (assuming that the Discontinued Companies owned such operations during such period), but only to the extent such operations are designated as discontinued operations and continue to be designated as discontinued operations in the Company's financial statements and (f) transaction costs recorded in the fiscal year 2000 as a result of the Spin-off in an aggregate amount not to exceed $30,000,000, and minus, to the extent added in computing such consolidated net income for such period the sum (without duplication) of
(i) extraordinary gains and (ii) income (net of income taxes) resulting from the operations of the Discontinued Companies (assuming that the Discontinued Companies owned such operations during such period), but only to the extent such operations are designated as discontinued operations and continue to be designated as discontinued operations in the Company's financial statements.

      "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 10.02).

      "Eligible Currency" means at any time any Designated Currency, Yen or any other currency (other than dollars) that is freely tradeable and exchangeable into dollars in the London market and for which the Administrative Agent can determine an Exchange Rate.

      "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material.

      "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

      "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

      "Euro" has the meaning assigned to the term "euro" in Section 10.15(a).

      "Eurocurrency", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.

      "Event of Default" has the meaning assigned to such term in Article 7.

      "Exchange Rate" means, on any day, with respect to any Eligible Currency, the rate at which such Eligible Currency may be exchanged into dollars (and, for purposes of any provision of this Agreement requiring or permitting the conversion of Multicurrency Loans to dollar Loans, the rate at which dollars may be exchanged into the applicable Eligible Currency), as set forth at or about 9:00 a.m., New York City time, or at or about 11:00 a.m., London time, on such date on Reuters page FX, WRLD, for such currency. In the event that such rate does not appear on Reuters page FX, WRLD, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Applicable Agent and the Company, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange quoted to the Applicable Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, on or about 11:00 a.m., New York City time, or on or about 11:00 a.m., London time, on such date for the purchase of dollars (or such foreign currency, as the case may be) for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Applicable Agent, after consultation with the Company, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

      "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income (including branch profits or similar taxes) imposed as a result of a present or former connection between such Lender or the Administrative Agent and the Governmental Authority imposing such tax (other than any such connection arising solely from such Lender or the Administrative Agent having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) and (b) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender to the extent they are in effect and would apply as of the date such Foreign Lender becomes a party to this Agreement or designates a new lending office (including withholding taxes that would be imposed on payments made by a Borrowing Subsidiary the Relevant Jurisdiction with respect to which is the

United Kingdom, regardless of whether the Company has designated such a Borrowing Subsidiary) (other than with respect to any Foreign Lender that is a Foreign Lender with respect to any Borrowing Subsidiary that is designated after the date of this Agreement (other than a Borrowing Subsidiary the Relevant Jurisdiction with respect to which is United Kingdom)), or that is attributable to such Foreign Lender's failure to comply with Section 2.16(e) except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding tax pursuant to Section 2.16(a).

      "Existing Credit Agreements" means (i) the Multi-Year Revolving Credit and Competitive Advance Facility dated as of June 9, 1998 among D&B, the borrowing subsidiaries party thereto, the lenders party thereto, The Chase Manhattan Bank, as administrative agent, Citibank, N.A., as syndication agent, and Morgan Guaranty Trust Company of New York, as documentation agent, and (ii) the 364-Day Revolving Credit and Competitive Advance Facility dated as of June 9, 1998 and amended and restated as of June 2, 2000 among D&B, the borrowing subsidiaries party thereto, the lenders party thereto, The Chase Manhattan Bank, as administrative agent, Citibank, N.A., as syndication agent, and The Bank of New York, as documentation agent, each as in effect immediately prior to the Effective Date.

      "Facility Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to
Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Facility Commitment is set forth on Schedule 2.01(a), or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Facility Commitment, as applicable. The initial aggregate amount of the Facility Commitments is $175,000,000.

      "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Financial Officer" of any Person means the chief financial officer, principal accounting officer, treasurer or controller of such Person.

      "Fitch" means Fitch IBCA, Duff & Phelps.

      "Fixed Rate" means, with respect to any Competitive Loan (other than a Eurocurrency Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

      "Fixed Rate Loan" means a Competitive Loan bearing interest at a Fixed
Rate.

      "Foreign Lender" means, with respect to any Loan, any Lender making such Loan that is organized under the laws of a jurisdiction other than the Relevant Jurisdiction.

      "Funded Revolving Credit Exposure" means, with respect to any Lender at any time, the sum at such time, without duplication, of (a) the aggregate principal amount at such time of the outstanding Revolving Dollar Loans of such Lender, (b) the Dollar Equivalent of the aggregate principal amount of the outstanding Revolving Yen Loans of such Lender, (c) the aggregate amount of the Dollar Equivalents of the principal amounts of the outstanding Revolving Designated Currency Loans of such Lender and (d) that portion of such Lender's Swingline Exposure attributable to Swingline Loans in respect of which such Lender has made (or is required to have made) payments to the Swingline Lender pursuant to Section 2.05(c).

      "GAAP" means generally accepted accounting principles in the United States of America.

      "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor"), whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

      "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

      "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing unconditional right to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (the amount of any Indebtedness resulting from this clause (e) shall be equal to the lesser of (i) the amount secured by such Lien and (ii) the fair market value of the property subject to such Lien as determined in good faith by such Person), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty issued by banks or other financial institutions and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances created for the account of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

      "Indemnified Taxes" means Taxes other than Excluded Taxes.

      "Information Memorandum" means the Confidential Information Memorandum dated August, 2000 relating to the Company and the Transactions.

      "Information Statement" means the Preliminary Information Statement of D&B and the Company dated June 27, 2000, as amended by Form 10/A-1 dated August 17, 2000, and as further amended or supplemented from time to time; provided that no such further material amendment or supplement of any term thereof shall be effective for purposes of references thereto in this Agreement unless approved in writing by the Required Lenders.

      "Interest Coverage Ratio" means, for any period, the ratio of (a) EBITDA for such period to (b) Interest Expense for such period. For purposes of determining the "Interest Coverage Ratio" for any period ended prior to September 30, 2001, "Interest Expense" shall be calculated by giving effect to the Spin-off as if it had occurred on the first day of such period.

      "Interest Election Request" means a request by the relevant Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

      "Interest Expense" means, for any period, (x) the interest expense of the Company and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP and including (i) the amortization of debt discounts to the extent included in interest expense in accordance with GAAP, (ii) the amortization of all fees (including fees with respect to Hedging Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense in accordance with GAAP, (iii) the portion of any rents payable under capital leases allocable to interest expense in accordance with GAAP and (iv) minority interest financing expense of D&B Investors, L.P. and Duns Licensing Associates, L.P. minus (y) the interest income of the Company and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

      "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

      "Interest Period" means (a) with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the relevant Borrower may elect and (b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than one day or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that
(i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

      "IRS Ruling" has the meaning set forth in Section 4.01(h).

      "Judgment Currency" has the meaning assigned to such term in Section
10.14.

      "Lenders" means the Persons listed on Schedule 2.01(a) and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

      "LIBO Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate appearing on Page 3750 (or, in the case of a Multicurrency Borrowing, the rate appearing on the Page for the applicable Eligible Currency) of the Dow Jones Markets Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent in consultation with the Company from time to time for purposes of providing quotations of interest rates applicable to dollar deposits (or, in the case of a Multicurrency Borrowing, deposits in the applicable Eligible Currency) in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits (or the applicable Eligible Currency) with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate at which the Administrative Agent is offered dollar deposits of $5,000,000 (or, in the case of a Multicurrency Borrowing, deposits in the applicable Eligible Currency in an amount the Dollar Equivalent of which is approximately equal to $5,000,000) and for a maturity comparable to such Interest Period in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

      "Lien" means, with respect to any asset of any Person, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset of any Person, for the purpose of securing any obligation of such Person or any other Person, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

      "Loans" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

      "London Agent" means Chase Manhattan International Limited.

      "Margin" means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

      "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or financial condition of the Company and the Subsidiaries taken as a whole, (b) the ability of the Company to perform any of its payment obligations under this Agreement or (c) the rights of or benefits available to the Lenders under this Agreement.

      "Material Indebtedness" means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of the Company and its Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

      "Material Subsidiary" means any Borrowing Subsidiary and any Subsidiary
(a) the Total Assets of which exceed 10% of the Total Assets of the Company and its consolidated Subsidiaries as of the end of the most recently completed fiscal year or (b) the Net Revenue of which exceeds 10% of the Net Revenue of the Company and its consolidated Subsidiaries as of the end of the most recently completed fiscal year, provided that (i) any Subsidiary that directly or indirectly owns a Material Subsidiary shall itself be a Material Subsidiary and (ii) in the event Subsidiaries that would otherwise not be Material Subsidiaries shall in the aggregate account for a percentage in excess of 15% of the Total Assets or 15% of the Net Revenue of the Company and its consolidated Subsidiaries as of the end of the most recently completed fiscal year, then one or more of such Subsidiaries designated by the Company (or, if the Company shall make no designation, one or more of such Subsidiaries in descending order based on their respective contributions to such determination of Total Assets), shall be included as Material Subsidiaries to the extent necessary to eliminate such excess.

      "Maturity Date" means September 11, 2005 (or, if such day if not a Business Day, the next succeeding Business Day).

      "Moody's" means Moody's Investors Services, Inc.

      "Moody's Assets" has the meaning set forth in the Distribution Agreement.

      "Multicurrency Borrowing" means a Borrowing comprised of Multicurrency Loans.

      "Multicurrency Loan" means a Revolving Loan denominated in Yen or in a Designated Currency or a Competitive Loan in an Eligible Currency.

      "Multicurrency Lender" means any Lender of a Multicurrency Loan.

      "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "Net Revenue" means, with respect to any Person for any period, the net revenue of such Person and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP for such period.

      "New D&B Assets" has the meaning set forth in the Distribution Agreement.

      "Obligations" means the obligations of each of the Borrowing Subsidiaries under this Agreement and the Borrowing Subsidiary Agreements with respect to the payment of (i) the principal of and interest on the Loans to each such Borrowing Subsidiary when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of each of the Borrowing Subsidiaries hereunder and thereunder.

      "Other Credit Agreement" means the 364-Day Revolving Credit and Competitive Advance Facility dated as of September 11, 2000 among the Company, the borrowing subsidiaries party thereto, the lenders party thereto, The Chase Manhattan Bank, as administrative agent, Citibank, N.A., as syndication agent, and The Bank of New York, as documentation agent, as amended from time to time.

      "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

      "Permitted Encumbrances" means:

      (a) Liens imposed by law for taxes that are not yet delinquent or are being contested in compliance with Section 5.04;

      (b) carriers', warehousemen's, mechanics', materialmen's, landlords', repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.04;

      (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

      (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements; and

      (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

      provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

      "Register" has the meaning set forth in Section 10.04.

      "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

      "Relevant Jurisdiction" means (i) in the case of any Loan to the Company or any Domestic Borrowing Subsidiary, the United States of America, and (ii) in the case of any Loan to any other Borrowing Subsidiary, the jurisdiction imposing (or having the power to impose) withholding tax on payments by such Borrowing Subsidiary under this Agreement.

      "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing at least 51% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article 7, and for all purposes after the Loans become due and payable pursuant to Article 7 or the Commitments expire or terminate, the total Competitive Loan Exposures of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.

      "Reset Date" has the meaning set forth in Section 1.05(a).

      "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans (or the Dollar Equivalent thereof, in the case of Multicurrency Loans) and its Swingline Exposure at such time.

      "Revolving Designated Currency Borrowing" means a Borrowing comprised of Revolving Designated Currency Loans.

      "Revolving Designated Currency Loans" means the Loans made pursuant to
Section 2.01(b) that are denominated in Designated Currencies.

      "Revolving Dollar Borrowing" means a Borrowing comprised of Revolving Dollar Loans.

      "Revolving Dollar Loans" means Loans denominated in dollars and made pursuant to Section 2.01(a). Each Revolving Dollar Loan shall be a Eurocurrency Loan or an ABR Loan.

      "Revolving Loans" means Revolving Dollar Loans, Revolving Yen Loans and Revolving Designated Currency Loans.

      "Revolving Yen Borrowing" means a Borrowing comprised of Revolving Yen Loans.

      "Revolving Yen Loans" means the Loans made pursuant to Section 2.01(c) that are denominated in Yen.

      "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

      "SPC" has the meaning set forth in Section 10.04(h).

      "Spin-off" means all of the transactions contemplated by the Information Statement and Article II of the Distribution Agreement to be consummated on or prior to the Distribution Date (as defined therein), including without limitation (i) the transfer by D&B to the Company of all of D&B's and its subsidiaries' right, title and interest in the New D&B Assets, (ii) the transfer by the Company and its subsidiaries to D&B and its subsidiaries of all of the Company's and its subsidiaries' right, title and interest in the Moody's Assets, (iii) the execution, delivery and performance by each party thereto of each Spin-off Document (other than the Information Statement) and (iv) the Distribution (as defined in the Distribution Agreement).

      "Spin-off Date" means the date of consummation of the Spin-off.

      "Spin-off Documents" means (i) the Information Statement, (ii) the Distribution Agreement and (iii) each Ancillary Agreement (as defined in the Distribution Agreement) substantially in the form provided to the Lenders on August 31, 2000.

      "Statutory Reserve Rate" means, with respect to any Eligible Currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the jurisdiction of such currency (or any other jurisdiction in which the funding operations of any Lender shall be conducted with respect to any Eligible Currency) to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such Eligible Currency are determined. Such reserve, liquid asset or similar percentages shall, in the case of dollars, include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

      "Sterling" or "Pound Sterling" means the lawful money of the United
Kingdom.

      "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

      "Subsidiary" means any subsidiary of the Company.

      "Successor Corporation" has the meaning set forth in Section 6.02(c).

      "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposures at such time.

      "Swingline Lender" means The Chase Manhattan Bank, in its capacity as lender of Swingline Loans hereunder.

      "Swingline Loan" means a Loan in dollars made pursuant to Section 2.05.

      "Target Operating Day" means any day that is not (a) a Saturday or Sunday, (b) Christmas Day or New Year's Day or (c) any other day on which the Trans-European Real-time Gross Settlement Operating System (or any successor settlement system) is not operating (as determined by the Administrative Agent).

      "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

      "Total Assets" means, at any date as to any Person, the total assets of such Person and its consolidated subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

      "Total Debt" means, at any date all indebtedness of the Company and its consolidated Subsidiaries at such date to the extent such items should be reflected on the consolidated balance sheet of the Company (excluding any such items which appear only in the notes to such consolidated balance sheet) at such date in accordance with GAAP.

      "Total Debt to EBITDA Ratio" means, at any time, the ratio of (a) Total Debt at such time to (b) EBITDA for the most recent period of four consecutive fiscal quarters of the Company ended at or prior to such time. Solely for purposes of this definition, (i) if the Company or any of its consolidated subsidiaries shall have completed an acquisition of all or a substantial part of the assets, or a going concern business or division, of any Person, or (ii) if the Company shall have merged with any Person during such period or (iii) the Company or any of its consolidated subsidiaries shall have disposed of all or a substantial part of its assets or a going concern business or division, in each case, EBITDA for the relevant period shall be determined on a pro forma basis as if such acquisition, disposition or merger, and the incurrence of any related Indebtedness, had occurred on the first day of such period. "Total Debt" for purposes of the "Total Debt to EBITDA Ratio" at any date prior to the Spin-off Date shall be calculated by giving effect to the Spin-off as if it had occurred on such date.

      "Transactions" means the execution, delivery and performance by the Borrowers of this Agreement and the Borrowing Subsidiary Agreements, the borrowing of Loans, the use of the proceeds thereof described in Section 3.13 and the Spin-off.

      "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

      "Yen" or "(Y)" refers to the lawful money of Japan.

      "Yen Commitment" means, with respect to each Yen Lender, the commitment of such Yen Lender to make Revolving Yen Loans, expressed as an amount representing the maximum aggregate Dollar Equivalent of the principal amount of such Yen Lender's outstanding Revolving Yen Loans that may be outstanding after giving effect to any such Revolving Yen Loan, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Yen Lender pursuant to
Section 10.04. The initial amount of each Yen Lender's Yen Commitment is set forth on Schedule 2.01(c) or in the Assignment and Acceptance pursuant to which such Yen Lender shall have assumed its Yen Commitment, as applicable.

      "Yen Lenders" shall mean the Persons listed on Schedule 2.01(c) and any other Person that shall become a Yen Lender pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a Yen Lender pursuant to an Assignment and Acceptance.

      "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

      SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurocurrency Loan") or by Class and Type (e.g., a "Eurocurrency Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurocurrency Borrowing") or by Class and Type (e.g., a "Eurocurrency Revolving Borrowing").

      SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

      SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

      SECTION 1.05. Exchange Rates. (a Not later than 1:00 p.m., New York City time, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to each Eligible Currency (A) in which any Lender or Lenders shall have extended a commitment to make Loans or (B) in which any Loan or Loans shall be outstanding and (ii) give notice thereof to the Lenders and the Company. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date"), shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement

(other than clause (i) of Section 2.13, Section 10.14 or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between dollars and Eligible Currencies.

       (b) Not later than 5:00 p.m., New York City time, on each Reset Date and each Borrowing Date with respect to Multicurrency Loans, the Administrative Agent shall (i) determine the Dollar Equivalent of the aggregate principal amount of the Multicurrency Loans then outstanding (after giving effect to any Multicurrency Loans to be made or repaid on such date) and (ii) notify the Lenders and the Company of the results of such determination.

                                   ARTICLE 2
                                  THE CREDITS

      SECTION 2.01. Commitments. (a Subject to the terms and conditions set forth herein, each Lender, severally and not jointly, agrees to make Revolving Loans, denominated in dollars, to any Borrower from time to time during the Availability Period for the Facility Commitments in an aggregate principal amount that will not result in (i) such Lender's Revolving Credit Exposure exceeding such Lender's Facility Commitment or (ii) the sum of the total Revolving Credit Exposures plus the total Competitive Loan Exposures exceeding the total Facility Commitments.

       (b) Subject to the terms and conditions set forth herein, each Designated Currency Lender agrees to make Loans denominated in any Designated Currency to any Borrower from time to time during the Availability Period for the Designated Currency Commitments in an aggregate principal amount that, after giving effect to any requested Loan, will not result in (i) the aggregate amount of the Dollar Equivalents of the principal amounts of the Revolving Designated Currency Loans of any Designated Currency Lender exceeding such Lender's Designated Currency Commitment, (ii) the aggregate amount of the Dollar Equivalents of the principal amounts of all outstanding Revolving Designated Currency Loans and Revolving Yen Loans exceeding $100,000,000, (iii) any Lender's Revolving Credit Exposure exceeding such Lender's Facility Commitment or (iv) the sum of the total Revolving Credit Exposures plus the total Competitive Loan Exposures exceeding the total Facility Commitments.

       (c) Subject to the terms and conditions set forth herein, each Yen Lender agrees to make Loans denominated in Yen to any Borrower from time to time during the Availability Period for the Yen Commitments in an aggregate principal amount that, after giving effect to any requested Loan, will not result in (i) the Dollar Equivalent of the aggregate principal amount of the Revolving Yen Loans of any Yen Lender exceeding such Lender's Yen Commitment,
(ii) the aggregate amount of the Dollar Equivalents of the principal amounts of all outstanding Revolving Designated Currency Loans and Revolving Yen Loans exceeding

$100,000,000, (iii) any Lender's Revolving Credit Exposure exceeding such Lender's Facility Commitment or (iv) the sum of the total Revolving Credit Exposures plus the total Competitive Loan Exposures exceeding the total Facility Commitments.

       (d) Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

      SECTION 2.02. Loans and Borrowings. (a) Each Revolving Dollar Loan shall be made as part of a Borrowing consisting of Revolving Loans denominated in dollars and made by the Lenders ratably in accordance with their respective Available Facility Commitments. Each Revolving Designated Currency Loan shall be made as part of a Borrowing consisting of Revolving Loans denominated in the same Designated Currency made by the Designated Currency Lenders ratably in accordance with their respective Designated Currency Commitments. Each Revolving Yen Loan shall be made as part of a Borrowing consisting of Revolving Loans denominated in Yen and made by the Yen Lenders ratably in accordance with their respective Yen Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

       (b) Subject to Section 2.13, (i) each Revolving Dollar Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the applicable Borrower may request in accordance herewith, (ii) each Revolving Designated Currency Borrowing shall be comprised entirely of Eurocurrency Loans, (iii) each Revolving Yen Borrowing shall be comprised entirely of Eurocurrency Loans and (iv) each Competitive Borrowing shall be comprised entirely of Eurocurrency Competitive Loans or Fixed Rate Loans as the applicable Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement and (ii) unless any Borrower shall request that an Affiliate of a Lender make a Loan, a Lender may not recover for any increased costs under Sections 2.14 or 2.16 incurred solely as a result of an Affiliate of such Lender, rather than such Lender, making a Loan, if, without economic disadvantage to, and consistent with the policies and practices of, such Lender, such Loan could have been made in a manner that would have avoided such increased costs under Section 2.14 or 2.16.

       (c) At the commencement of each Interest Period for any Borrowing (other than a Swingline Loan), such Borrowing shall be in an aggregate amount that is at least equal to the Borrowing Minimum and an integral multiple equal to the Borrowing Multiple; provided that (i) a Eurocurrency Revolving Borrowing that is a Multicurrency Borrowing may be continued into a new Interest Period pursuant to Section 2.07 without regard to the foregoing and (ii) an ABR Revolving Dollar Borrowing may be in an aggregate amount that is equal to the aggregate Available Facility Commitments. Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $500,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of twenty (but no more than ten in any one currency) Eurocurrency Revolving Borrowings outstanding.

       (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

      SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, a Borrower shall notify the Applicable Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing denominated in dollars, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the same day as the proposed Borrowing and (c) in the case of a Revolving Designated Currency Borrowing or a Revolving Yen Borrowing, not later than 10:00 a.m., London time, three Business Days before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Applicable Agent of a written Borrowing Request in a form approved by the Applicable Agent and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

      (i)     the aggregate amount of the requested Borrowing;

      (ii)    the date of such Borrowing, which shall be a Business Day;

      (iii) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

      (iv) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period", and the currency of such Borrowing, which shall be dollars, Yen or a Designated Currency; and

      (v) the location and number of the relevant Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
      Section 2.06; and

      (vi) in the case of a Borrowing in Yen or a Designated Currency, the location from which payments of the principal and interest on such Borrowing will be made, which will comply with the requirements of
      Section 2.17.

If no election as to the Type of Revolving Dollar Borrowing is specified, then the requested Revolving Dollar Borrowing shall be an ABR Borrowing. If no currency is specified with respect to any requested Eurocurrency Revolving Borrowing, then the relevant Borrower shall be deemed to have selected dollars. If no Interest Period is specified with respect to any requested Eurocurrency Revolving Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Applicable Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

      SECTION 2.04. Competitive Bid Procedure. (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period any Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that the sum of the total Revolving Credit Exposures plus the total Competitive Loan Exposures at any time shall not exceed the total Facility Commitments. To request Competitive Bids, a Borrower shall notify the Applicable Agent of such request by telephone, (i) in the case of a Eurocurrency Borrowing denominated in dollars, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing, (ii) in the case of a Eurocurrency Borrowing denominated in an Eligible Currency, not later than 3:00 p.m., London time, four Business Days before the date of the proposed Borrowing, (iii) in the case of a Fixed Rate Borrowing denominated in dollars, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing and (iv) in the case of a Fixed Rate Borrowing denominated in an Eligible Currency, not later than 3:00 p.m., London time, four Business Days before the date of the proposed Borrowing; provided that the Borrowers may submit jointly up to (but not more than) three Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Applicable Agent of a written Competitive Bid Request in a form approved by the Applicable Agent and signed by the applicable Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

      (i)    the aggregate amount of the requested Borrowing;

      (ii)   the date of such Borrowing, which shall be a Business Day;

      (iii) whether such Borrowing is to be a Eurocurrency Borrowing or a Fixed Rate Borrowing;

      (iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period", and the currency of such Borrowing which shall be dollars or an Eligible Currency; and

      (v) the location and number of the relevant Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
      Section 2.06; and

      (vi) in the case of a Borrowing in Yen or a Designated Currency, the location from which payments of the principal and interest on such Borrowing will be made, which will comply with the requirements of
      Section 2.17.

If no currency is specified with respect to any Competitive Bid Request, the relevant Borrower shall be deemed to have selected dollars. Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Applicable Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

       (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to any Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form reasonably approved by the Applicable Agent and must be received by the Applicable Agent by telecopy, (i) in the case of a Eurocurrency Competitive Borrowing denominated in dollars, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing, (ii) in the case of a Eurocurrency Competitive Borrowing denominated in an Eligible Currency, not later than 3:00 p.m., London time, three Business Days before the date of the proposed Competitive Borrowing, (iii) in the case of a Fixed Rate Borrowing denominated in dollars, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing and (iv) in the case of a Fixed Rate Borrowing denominated in an Eligible Currency, not later than 3:00 p.m., London time, three Business Days before the date of the proposed Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Applicable Agent may be rejected by the Applicable Agent, and the Applicable Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be in an amount that is at least equal to the Borrowing Minimum and an integral multiple equal to the Borrowing Multiple, and which may equal the entire principal amount of the Competitive Borrowing requested by the applicable Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places), (iii) the Interest Period applicable to each such Loan and the last day thereof and (iv) the currency of the Competitive Borrowing.

       (c) The Applicable Agent shall promptly notify the relevant Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

       (d) Subject only to the provisions of this paragraph, a Borrower may accept or reject any Competitive Bid. The relevant Borrower shall notify the Applicable Agent by telephone, confirmed by telecopy in a form reasonably approved by the Applicable Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, (i) in the case of a Eurocurrency Competitive Borrowing denominated in dollars, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing, (ii) in the case of a Eurocurrency Competitive Borrowing denominated in an Eligible Currency, not later than 4:00 p.m., London time, three Business Days before the date of the proposed Competitive Borrowing, (iii) in the case of a Fixed Rate Borrowing denominated in dollars, not later than 10:30 a.m., New York City time, on the proposed date of the Competitive Borrowing and (iv) in the case of a Fixed Rate Borrowing denominated in an Eligible Currency, not later than 4:00 p.m., London time, three Business Days before the date of the proposed Competitive Borrowing; provided that (i) the failure of such Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid,
(ii) such Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if such Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by such Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, such Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of at least the Borrowing Minimum and an integral multiple equal to the Borrowing Multiple; provided further that if a Competitive Loan must be in an amount less than the Borrowing Minimum because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 (or the Dollar Equivalent thereof), and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of the Borrowing Multiple in a manner determined by such Borrower. A notice given by any Borrower pursuant to this paragraph shall be irrevocable.

       (e) The Applicable Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

       (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the relevant Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

      SECTION 2.05. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in dollars to any Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $20,000,000 or (ii) the sum of the total Revolving Credit Exposures plus the total Competitive Loan Exposures exceeding the total Facility Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, any Borrower may borrow, prepay and reborrow Swingline Loans.

       (b) To request a Swingline Loan, a Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from any Borrower. The Swingline Lender shall make each Swingline Loan available to the relevant Borrower by means of a credit to the general deposit account of the Company with the Swingline Lender by 3:00 p.m., New York City time, on the requested date of such Swingline Loan (and if the applicable Borrower is a Borrowing Subsidiary, the Company shall make such funds available to such Borrowing Subsidiary) or to such other account as may be specified in the applicable Borrowing Request.

       (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline

Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the relevant Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from any Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the relevant Borrower of any default in the payment thereof.

      SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by (i) 12:00 noon, New York City time, in case of a Loan denominated in dollars, (ii) 11:00 a.m., London time, in the case of a Revolving Designated Currency Loan, (iii) 11:00 a.m., Tokyo time, in the case of a Revolving Yen Loan or (iv) 11:00 a.m., local time, in the case of a Competitive Loan denominated in an Eligible Currency, in each case to the account of the Applicable Agent most recently designated by it for such purpose for Loans of such Class by notice to the applicable Lenders; provided that Swingline Loans shall be made as provided in Section 2.05. The Applicable Agent will make such Loans available to the relevant Borrower (i) in case of a Loan denominated in dollars, promptly (but in no event later than 1:00 p.m., New York City time), by crediting the amounts so received by 12:00 noon, New York City time, in like funds, to an account of the Company maintained with the Administrative Agent in New York City, (ii) in the case of Revolving Designated Currency Loans, promptly (but in no event later than 12:00 noon, London time), by crediting the amounts so received by 11:00 a.m., London time, in like funds, to an account of the Company maintained with the Applicable Agent in London,
(iii) in the case of Revolving Yen Loans, promptly (but in no event later than 12:00 noon, Tokyo time), by crediting the amounts so received by 11:00 a.m., Tokyo time, in like funds, to an account of the Company maintained with the Applicable Agent in London (in each case as designated by such Borrower in the applicable Borrowing Request or Competitive Bid Request (and, if the applicable Borrower is a Borrowing Subsidiary, the Company shall make such funds available to such Borrowing Subsidiary)), or (iv) to such other account as may be specified in the applicable Borrowing Request or Competitive Bid Request.

       (b) Unless the Applicable Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Applicable Agent such Lender's share of such Borrowing, the Applicable Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Applicable Agent, then the applicable Lender and each Borrower severally agree to pay to the Applicable Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the relevant Borrower to but excluding the date of payment to the Applicable Agent, at (i) in the case of such Lender, (x) the Federal Funds Effective Rate (in the case of a Borrowing in dollars) and (y) the rate reasonably determined by the Applicable Agent to be the cost to it of funding such amount (in the case of a Borrowing in an Eligible Currency) or (ii) in the case of such Borrower, the interest rate applicable to the subject Loan. If such Lender pays such amount to the Applicable Agent, then such amount shall constitute such Lender's Loan included in such Borrowing and the Applicable Agent shall return to such Borrower any amount (including interest) paid by the Borrower to the Applicable Agent pursuant to this paragraph with respect to such amount.

      SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings or Swingline Borrowings, which may not be converted or continued. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing or (ii) convert any Multicurrency Borrowing to an ABR Borrowing.

       (b) To make an election pursuant to this Section, a Borrower shall notify the Administrative Agent of such election by telephone by the time and at the office at which a Borrowing Request would be required to be delivered under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form reasonably approved by the Administrative Agent and signed by the relevant Borrower.

       (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

      (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

      (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

      (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

      (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then such Borrower shall be deemed to have selected an Interest Period of one month's duration.

       (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

       (e) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing (unless such Borrowing is a Multicurrency Borrowing, in which case such Borrowing shall be continued at the end of the Interest Period applicable thereto as a Eurocurrency Revolving Borrowing with an Interest Period of a duration of one month). Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Applicable Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurocurrency Borrowing (except as set forth in clause (ii)(y)) and (ii) unless repaid (x) each

Eurocurrency Revolving Borrowing (other than a Multicurrency Borrowing) shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (y) each Multicurrency Borrowing shall be continued at the end of the Interest Period applicable thereto as a Multicurrency Borrowing with an Interest Period of a duration of one month.

      SECTION 2.08. Termination, Reduction and Increase of Commitments. (a) Unless previously terminated, the Facility Commitments, the Designated Currency Commitments and the Yen Commitments shall each terminate on the Maturity Date.

       (b) The Company may at any time terminate, or from time to time reduce, the Facility Commitments, the Designated Currency Commitments or the Yen Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Company shall not terminate or reduce (A) the Facility Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the Revolving Credit Exposures plus the total Competitive Loan Exposures would exceed the total Facility Commitments, (B) the Designated Currency Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the aggregate principal amount of the outstanding Revolving Designated Currency Loans would exceed the total Designated Currency Commitments, or (C) the Yen Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the aggregate principal amount of the outstanding Revolving Yen Loans would exceed the total Yen Commitments.

      (c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Facility Commitments, the Designated Currency Commitments or the Yen Commitments under paragraph (b) of this Section at least one Business Day (or, to the extent a concurrent prepayment of Loans is required in accordance with Section 2.10, upon the minimum advance notice required in connection with such prepayment under such Section) prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Facility Commitments, the Designated Currency Commitments or the Yen Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Facility Commitments, the Designated Currency Commitments or the Yen
Commitments shall be permanent. Each reduction of the Facility Commitments, the Designated Currency Commitments or the Yen Commitments shall be made ratably among the Lenders, the Designated Currency Lenders or the Yen Lenders, as the case may be, in accordance with their respective Facility Commitments, Designated Currency Commitments or Yen Commitments, as applicable.

       (d) Upon at least 15 days' prior notice to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Company shall have the right, subject to the terms and conditions set forth below, to increase the aggregate amount of the Facility Commitments in multiples of $500,000 up to an aggregate amount not to exceed $87,500,000. Any such increase shall apply, at the option of the Company, (x) to the Facility Commitment of one or more Lenders, if such Lender or Lenders consent to such increase, or (y) to the creation of new Facility Commitments of one or more institutions not then a Lender hereunder; provided that (i) if any such institution is not then a Lender hereunder, such institution shall be reasonably acceptable to the Administrative Agent, (ii) such existing or new Lender shall execute and deliver to the Company and the Administrative Agent an Assumption Agreement substantially in the form of Exhibit G hereto (an "Assumption Agreement") and (iii) if any Revolving Loans are outstanding at the time of any such increase, the Company will, notwithstanding anything to the contrary contained in this Agreement, on the date of such increase incur and repay or prepay one or more Revolving Loans from the Lenders in such amounts so that after giving effect thereto, the Revolving Loans shall be outstanding on a pro rata basis (based on the Facility Commitments of the Lenders after giving effect to the changes made pursuant hereto on such date) from all the Lenders. Upon the effectiveness of any increase in Facility Commitments pursuant to this Section 2.08(d), Schedule 2.01(a) hereto shall be automatically amended to reflect such increase. It is understood that any increase in the amount of the Facility Commitments pursuant to this Section 2.08(d) shall not constitute an amendment or modification of this Agreement pursuant to Section 10.02.

       SECTION 2.9. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Borrower on the Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Competitive Loan of such Borrower on the last day of the Interest Period applicable to such Loan and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan of such Borrower on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made.

       (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

       (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type (and, in the case of a Multicurrency Loan, the currency) thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

       (d)    The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

       (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, each Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and the Company. Thereafter, the Loans evidenced by each such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

       SECTION 2.10. Prepayment of Loans. (a) Any Borrower shall have the right at any time and from time to time to prepay any Borrowing of such Borrower in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section; provided that no Borrower shall have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

       (b) If, on the last day of any Interest Period for any Borrowing, the sum of the total Revolving Credit Exposures plus the total Competitive Loan Exposures exceeds the total Facility Commitments, the relevant Borrower shall, on such day, prepay Revolving Loans in an amount equal to the lesser of (i) such excess and (ii) the amount of such Borrowing. If, on any Reset Date, the sum of the total Revolving Credit Exposures plus the total Competitive Loan Exposures exceeds 105% of the total Facility Commitments, then the Borrowers shall, on the next Reset Date, prepay one or more Revolving Borrowings in an aggregate principal amount equal to the excess, if any, of the sum of the total Revolving Credit Exposures plus the total Competitive Loan Exposures (in each case as of such next Reset Date) over the total Facility Commitments.

       (c) If, on the last day of any Interest Period for any Multicurrency Borrowing, the Dollar Equivalent of the aggregate principal amount of outstanding Multicurrency Loans exceeds $100,000,000, the relevant Borrower shall, on such day, prepay such Multicurrency Borrowing in an amount equal to the lesser of (i) such excess and (ii) the amount of such Borrowing. If, on any Reset Date, the Dollar Equivalent of the aggregate principal amount of outstanding Multicurrency Loans exceed 105% of $100,000,000, then the Borrowers shall, on the next Reset Date, prepay one or more Multicurrency Borrowings in an aggregate principal amount equal to the excess, if any, of the Dollar Equivalent of the aggregate principal amount of outstanding Multicurrency Loans (as of such next Reset Date) over $100,000,000.

       (d) The relevant Borrower shall notify the Applicable Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Revolving Dollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment,
(ii) in the case of prepayment of a Eurocurrency Designated Currency Borrowing or a Eurocurrency Yen Borrowing, not later than 10:00 a.m., London time, three Business Days before the date of prepayment, (iii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment, or (iv) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Facility Commitments, the Designated Currency Commitments or the Yen Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02 (other than any partial prepayment made concurrently with a reduction of the commitments permitted by
Section 2.08(b), which may be in the amount necessary to comply with the condition to such reduction set forth in such Section). Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

       SECTION 2.11. Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Facility Commitment of such Lender (whether used or unused) during the period from and including the date hereof to but excluding the date on which such Facility Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure or Competitive Loan Exposure after its Facility Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure or Competitive Loan Exposure from and including the date on which its Facility Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure or Competitive Loan Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Facility Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Facility Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

       (b) The Company agrees to pay to the Administrative Agent for the account of each Lender a utilization fee, which shall accrue at a rate of .10% per annum on the average daily outstanding amount of the Revolving Credit Exposure of such Lender, for each day the Aggregate Utilization Percentage exceeds 50%. Accrued utilization fees, if any, shall be payable in arrears on the last day of March, June, September and December of each year and on the Maturity Date. All utilization fees shall be computed on a basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

       (c) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

       (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

       SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at a rate per annum equal to the Alternate Base Rate.

       (b) The Loans comprising each Eurocurrency Borrowing shall bear interest at a rate per annum equal to (i) in the case of a Eurocurrency Revolving Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (ii) in the case of a Eurocurrency Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

       (c) Each Fixed Rate Loan shall bear interest at a rate per annum equal to the Fixed Rate applicable to such Loan.

       (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided above.

       (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period for the Facility Commitments), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Facility Commitments.

       (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be presumed correct absent manifest error.

       SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

       (a) the Administrative Agent determines (which determination shall be presumed correct absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

       (b)    the Administrative Agent is advised by the Required Lenders (or,
(i) in the case of a Eurocurrency Competitive Loan, the Lender that is required to make such Loan or (ii) in the case of a Revolving Designated Currency Loan or Revolving Yen Loan, as the case may be, Designated Currency Lenders or Yen Lenders, as applicable, having Designated Currency Commitments or Yen Commitments, as applicable, representing at least 51% of the Designated Currency Commitments or Yen Commitments, as applicable, at such time) that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period; or

       (c) in the case of a Multicurrency Borrowing, the Administrative Agent determines (which determination shall be presumed correct absent manifest error) that deposits in the applicable currency are not generally available, or cannot be obtained by the Multicurrency Lenders in the applicable market;
then the Administrative Agent shall give notice thereof to the Company and the

Lenders or the applicable Multicurrency Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders or the applicable Multicurrency Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing shall be ineffective, and any Eurocurrency Borrowing so requested to be continued shall, at the option of the Company, be repaid in full on the last day of the Interest Period applicable thereto, or be converted to an ABR Borrowing denominated in dollars (and in the case of a Multicurrency Borrowing, such conversion shall be made at the Exchange Rate determined by the Administrative Agent on the last day of the then current Interest Period with respect thereto), (ii) if any Borrowing Request requests a Eurocurrency Revolving Borrowing (other than a Multicurrency Borrowing), such Borrowing shall be made as an ABR Borrowing and (iii) any request by any Borrower for a Eurocurrency Competitive Borrowing or a Multicurrency Borrowing shall be ineffective; provided that if the circumstances giving rise to such notice do not affect all the Lenders, then requests for Eurocurrency Competitive Borrowings may be made to Lenders that are not affected thereby and, if the circumstances giving rise to such notice do not affect all applicable currencies, then requests for Eurocurrency Borrowings may be made in the currencies that are not affected thereby and, if the circumstances giving rise to such notice only affect one Type of Borrowing, then the other Type of Borrowing shall not be affected.

       SECTION 2.14. Increased Costs. (a) If any Governmental Authority shall have in effect any reserve, liquid asset or similar requirement with respect to any category of deposits or liabilities customarily used to fund Loans, or by reference to which interest rates applicable to Loans are determined, and the result of such requirement shall be to increase the cost to such Lender of making or maintaining any Loan, and such Lender shall deliver to the Company a notice requesting compensation under this paragraph and setting forth the applicable Statutory Reserve Rate, then the Company shall pay to such Lender on each Interest Payment Date with respect to each affected Loan additional interest at a rate per annum up to but not exceeding the excess of (i) the rate otherwise applicable to such Loan (the "Applicable Interest Rate") divided by one minus the applicable Statutory Reserve Rate over (ii) the Applicable Interest Rate.

       (b)    If any Change in Law shall:

       (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement covered by subsection (a) above); or

       (ii) impose on any Lender or the London interbank market (or any other market in which the funding operations of such Lender shall be conducted with respect to any Eligible Currency) any other condition affecting this Agreement or Eurocurrency Loans or Fixed Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender in respect thereof hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

       (c) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

       (d) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a), (b) or (c) of this Section shall be delivered to the Company and shall be presumed correct absent manifest error. The Company shall pay such Lender the amount due under this Section within 10 days after receipt of the relevant certificate.

       (e) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Company shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

       (f) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced or be otherwise known to it prior to submission of the Competitive Bid pursuant to which such Loan was made.

       SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the conversion of any Multicurrency Loan to a dollar denominated Loan pursuant to any Section of this Agreement, (d) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.10(d) and is revoked in accordance herewith), (e) the failure to borrow any Eurocurrency Competitive Loan after accepting the Competitive Bid to make such Loan, or (f) the assignment of any Eurocurrency Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.18, then, in any such event, the Company shall compensate each Lender for the loss, cost and expense attributable to such event (and in the case of any conversion of Multicurrency Loans to dollar Loans, such loss, cost or expense shall also include any loss, cost or expense sustained by a Multicurrency Lender as a result of such conversion). In the case of a Eurocurrency Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal, except as otherwise provided in the final parenthetical in the preceding sentence, to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan (and in the same currency as such Loan) for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits in the same currency from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be presumed correct absent manifest error. The Company shall pay such Lender the amount due under this Section within 10 days after receipt of the relevant certificate.

       SECTION 2.16. Taxes. (a) Any and all payments by or an account of any obligation of any Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

       (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

       (c) The relevant Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of any Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section), and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

       (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

       (e)    Each Lender that is not a United States person as defined in section 7701(a)(30) of the Code shall, if legally able to do so, prior to the immediately following due date of any payment by the Borrower under this Agreement, deliver to the Borrower Internal Revenue Service Form W-8BEN, Form 1001, Form W-8ECI or Form 4224, or, in the case of a Lender claiming exemption from U.S. federal withholding tax with respect to payments under this Agreement under section 871(h) or 881(c) of the code relating to payments of "portfolio interest", Form W-8BEN and a statement substantially in the form of Exhibit F, and any other certificate or statement of exemption or any subsequent version thereof or successors thereto, properly completed and duly executed by such Lender claiming complete exemption or a reduced rate of United States federal withholding tax. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement pursuant to the law of a Relevant Jurisdiction, other than the United States of America, or under any treaty to which a Relevant Jurisdiction is a party shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the

Borrower as will permit such payments to be made without withholding or at a reduced rate.

       If the Company determines in good faith that a reasonable basis exists for contesting an Indemnified Tax or Other Tax, the relevant Lender or the Administrative Agent, as applicable, shall cooperate with the Company in challenging such Tax at the Company's expense if requested by the Company. If any Lender or the Administrative Agent, as applicable, shall become aware that it is entitled to receive a refund in respect of Indemnified Taxes or Other Taxes pursuant to Section 2.16, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund if it is not otherwise disadvantageous to such Lender or the Administrative Agent. If any Lender or the Administrative Agent, as applicable, receives a refund (whether by way of a direct payment or by offset) of any Indemnified Tax or Other Tax for which a payment has been made pursuant to Section 2.16 or realizes any credit or other tax benefit as a result of the payment of such Tax by any Borrower, which refund, credit or tax benefit in the good faith judgment of such Lender or the Administrative Agent, as the case may be, is allocable to such payment made under Section 2.16, the amount of such refund, credit or tax benefit (together with any interest received from the applicable Governmental Authority thereon) shall be paid to such Borrower.

       SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Except as set forth with respect to payments of principal of or interest on Multicurrency Loans in Schedule 2.17, each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees under Section 2.09, 2.11, 2.12, 2.14, 2.15 or 2.16) from a payment location in the United States prior to 1:00 p.m., New York City time (in the case of payments with respect to Revolving Designated Currency Loans, prior to 11:00 a.m., London time, or in the case of payments with respect to Revolving Yen Loans, prior to 11:00 a.m., Tokyo time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time (or any other applicable time set forth with respect to Multicurrency Loans in Schedule 2.17) on any date may, in the discretion of the Applicable Agent (or in the case of a Competitive Loan, the applicable Lender), be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in the case of amounts due in dollars, to the Applicable Agent at its offices at 270 Park Avenue, New York, New York and (ii) in the case of amounts due in any Eligible Currency, to the Applicable Agent at its offices at Trinity Tower, 9 Thomas Moore Street, London, England E19YT, or at such other office as shall be specified for such currency by the Applicable Agent, except that payments to be made directly to the Swingline Lender as expressly provided herein and payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03 shall be made directly to the Persons entitled thereto. The

Applicable Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder (whether of principal, interest or otherwise) shall be made in the applicable currency specified elsewhere herein or, if no currency is specified, in dollars.

       (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

       (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to any Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

       (d) Unless the Administrative Agent shall have received notice from the Company or the relevant Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute (or cause the Applicable Agent to distribute) to the Lenders the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, (i) in the case of a Borrowing in dollars, at the Federal Funds Effective Rate and (ii) in the case of a Borrowing in an Eligible Currency, at the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount.

       (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

       SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and
(ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

       (b) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, or if any Lender fails to approve any waiver or amendment to this Agreement which has been approved by the Required Lenders, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and participations in Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and
(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling such Borrower to require such assignment and delegation cease to apply.

       SECTION 2.19. Borrowing Subsidiaries. On or after the Effective Date, the Company may designate any Subsidiary of the Company as a Borrowing Subsidiary by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company, and upon such delivery such Subsidiary shall for all purposes of this Agreement be a Borrowing Subsidiary and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Borrowing Subsidiary and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary at a time when any principal of or interest on any Loan to such Borrowing Subsidiary shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall be effective to terminate such Borrowing Subsidiary's right to make further Borrowings under this Agreement.



                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

       The Company represents and warrants to the Lenders that:

       SECTION 3.01. Organization; Powers. Each of the Company and its Material Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good
                                       48
standing in, every jurisdiction where such qualification is required.

       SECTION 3.02. Authorization; Enforceability. The Transactions are within the Company's (and, as applicable, each Borrowing Subsidiary's) corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, and each Borrowing Subsidiary Agreement with respect to any Borrowing Subsidiary (as to which a Borrowing Subsidiary Termination has not become effective) has been duly executed and delivered by the Company and such Borrowing Subsidiary and constitutes a legal, valid and binding obligation of the Borrowing Subsidiary thereunder, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

       SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for such consents, approvals, registrations, filings and other actions (i) related to the Spin-off which shall be obtained prior to the Spin-off Date or (ii) the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, except for such violations which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, except for such violations and defaults which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Material Subsidiaries.

       SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Company has heretofore furnished to the Lenders (i) the combined balance sheet of D&B at December 31, 1998 and December 31, 1999 and the related combined statements of operations, shareholders' net investment and cash flows of D&B for the fiscal years ended December 31, 1998 and December 31, 1999, in each case reported on by PricewaterhouseCoopers LLP, independent public accountants, and
(ii) the combined balance sheet of D&B at June 30, 2000 and the related combined statements of operations and cash flows for the fiscal quarter and the portion of the fiscal year ended June 30, 2000, certified by a Financial Officer of D&B. Such financial statements (including notes thereto) present fairly, in all material respects, the financial position and results of operations and cash flows of D&B and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

       (b) The Company has heretofore furnished to the Lenders its unaudited pro forma condensed balance sheet and unaudited pro forma condensed statement of operations, each prepared giving effect to the Transactions as if the Transactions had occurred on June 30, 2000, in the case of such balance sheet and January 1, 1999, in the case of such statement of operations. Such pro forma financial statements (i) have been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Memorandum (which assumptions are believed by the Company to be reasonable), (ii) are based on the best information available to the Company after due inquiry, (iii) accurately reflect all adjustments necessary to give effect to the Transactions and (iv) present fairly, in all material respects (x) in the case of such pro forma balance sheet, the financial position of the Company and its consolidated Subsidiaries as of June 30, 2000, as if the Transactions had occurred on such date, and (y) in the case of such pro forma statements of operations, the results of operations of the Company and its consolidated Subsidiaries for the six months ended June 30, 2000 (as if the Transactions had occurred on January 1, 1999).

       (c) Since December 31, 1999, there has been no material adverse change in the business, assets, operations, prospects or financial condition, of the Company and its Subsidiaries, taken as a whole.

       SECTION 3.05. Properties. (a) Each of the Company and its Material Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to the business of the Company and its Subsidiaries, taken as a whole, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. There are no Liens on any such property other than Liens permitted under Section 6.01.

       (b) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to the business of the Company and its Subsidiaries taken as a whole, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

       SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental

Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement, any Borrowing Subsidiary Agreement or the Transactions.

       (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

       (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in a Material Adverse Effect.

       SECTION 3.07. Compliance with Laws and Agreements. Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation any "margin" rules or regulations promulgated by the Board) and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

       SECTION 3.08. Investment and Holding Company Status. Neither the Company nor any of its Material Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

       SECTION 3.09. Taxes. Each of the Company and each of its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

       SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that could reasonably be expected to result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that could reasonably be expected to result in a Material Adverse Effect.

       SECTION 3.11. Disclosure. None of the reports, financial statements, certificates or other written information furnished by or on behalf of any Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any Borrowing Subsidiary Agreement or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), including without limitation the Information Statement, taken as a whole, contain any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

       SECTION 3.12. Subsidiaries. Schedule 3.12 sets forth as of the date hereof and the Spin-off Date a list of all Subsidiaries and the percentage ownership interest of the Company therein. As of the Effective Date and the Spin-off Date, the shares of capital stock of such Subsidiaries will be fully paid and non-assessable and such shares and other ownership interests so indicated by Schedule 3.12 will be owned by the Company, directly or indirectly, free and clear of all Liens.

       SECTION 3.13. Use of Proceeds. The proceeds of the Loans shall be applied by the Borrowers in accordance with the provisions of Section 5.08.

       SECTION 3.14. Solvency. On the date which is the earlier of (i) the Spin-off Date (after giving effect to the Spin-off) and (ii) the date of the first Borrowing hereunder, (a) the fair value of the assets of the Company, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Company will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Company does not intend to incur or does not believe it will incur debts and liabilities, subordinated, contingent or otherwise, beyond its ability to pay such debts and liabilities as they become absolute and matured; and (d) the Company will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date and the Spin-off Date.



                                    ARTICLE 4
                                   CONDITIONS

       SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

       (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

       (b) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of David J. Lewinter, Esq., President and Secretary of the Company, and Simpson Thacher & Bartlett, special New York counsel for the Company, substantially in the form of Exhibit B-1 and B-2, respectively, and covering such other matters relating to the Company, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Company hereby requests such counsel to deliver such opinion.

       (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Company, the authorization of the Transactions and any other legal matters relating to the Company, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

       (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the Chairman, the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) (including the representations and warranties set forth in Section 3.04) and (b) of Section 4.02.

       (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

       (f) The Administrative Agent shall have received evidence satisfactory to it that all commitments to extend credit under the Existing Credit Agreements shall have been terminated and all amounts outstanding or payable thereunder shall have been repaid in full.

       (g) The Lenders shall have received copies of all the financial statements referred to in Section 3.04, and all such financial statements shall be consistent in all material respects with other information previously provided to the Lenders.

       (h) The proposed Spin-off (including without limitation the corporate and capital structure of the Borrowers after giving effect thereto, their respective organizational documents and any material contracts to which they are a party described therein) shall be in all material respects as described in the Information Statement, with only such material changes as the Required Lenders shall have approved. All material authorizations and approvals to be obtained from any Governmental Authority with respect to the Transactions (including without limitation the private letter ruling from the Internal Revenue Service (the "IRS Ruling") to the effect that the Spin-off will be tax-free to D&B and the shareholders of D&B) as described in the Information Statement shall have been obtained and shall be in full force and effect. The Administrative Agent shall have received copies of each such authorization or approval (including without limitation the IRS Ruling) and each Spin-off Document in effect on the Effective Date, certified by a Financial Officer as complete and correct.

       (i) The Lenders shall have received a certificate of a responsible officer to the Company certifying that there are no actions, suits or proceedings (other than matters disclosed in the Information Statement) by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involves this Agreement, any Borrowing Subsidiary Agreement or the Transactions. The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 3:00 p.m., New York City time, on or prior to October 31, 2000 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

       SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

       (a) The representations and warranties of the Company set forth in this Agreement (other than the representations and warranties set forth in

Section 3.04) and, in the case of a Borrowing by a Borrowing Subsidiary, the representations and warranties of such Borrowing Subsidiary in its Borrowing Subsidiary Agreement, shall be true and correct on and as of the date of such Borrowing.

       (b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

       (c) Solely if such Borrowing is the first Borrowing under this Agreement, (i) the fact that D&B shall have transferred to the Company substantially all of the New D&B Assets on the terms described in the Information Statement and (ii) the Company shall have delivered to the Lenders a certificate of a Financial Officer of the Company so certifying. Each Borrowing shall be deemed to constitute a representation and warranty by the Company and, if applicable, the relevant Borrowing Subsidiary on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

       SECTION 4.03. Each Borrowing Subsidiary Credit Event. The obligation of each Lender to make Loans hereunder to any Borrowing Subsidiary is subject to the satisfaction of the following conditions:

       (a) The Administrative Agent (or its counsel) shall have received from each party thereto either (i) a counterpart of such Borrowing Subsidiary's Borrowing Subsidiary Agreement or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page thereof) that such party has signed a counterpart of such Borrowing Subsidiary Agreement.

       (b) The Administrative Agent shall have received a favorable written opinion of counsel for such Borrowing Subsidiary (which counsel shall be reasonably acceptable to the Administrative Agent), substantially in the form of Exhibit C, and covering such other matters relating to such Borrowing Subsidiary or its Borrowing Subsidiary Agreement as the Administrative Agent shall reasonably request.

       (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Borrowing Subsidiary, the authorization of the Transactions relating to such Borrowing Subsidiary and any other legal matters relating to such Borrowing Subsidiary, its Borrowing Subsidiary Agreement or such Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.



                                    ARTICLE 5
                              AFFIRMATIVE COVENANTS

       Until the Commitments have expired or have been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Company covenants and agrees with the Lenders that:

       SECTION 5.01. Financial Statements and Other Information. The Company will furnish to the Administrative Agent (with a copy for each Lender):

       (a) within 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of income and cash flows as of the end of and for such year, setting forth, in the case of statements of income and cash flows, comparative figures for the previous fiscal year (it being understood that the comparative figures for the 1999 fiscal year shall reflect Moody's and its consolidated subsidiaries as a discontinued operation), all reported on by Pricewaterhouse Coopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

       (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of operations as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year and statements of cash flow for the then elapsed portion of the fiscal year, setting forth, in the case of statements of operations and cash flows, comparative figures for the corresponding periods of the previous fiscal year (it being understood that the comparative figures for the relevant portions of the 1999 fiscal year shall reflect Moody's and its consolidated subsidiaries as a discontinued operation), all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

       (c) prior to the consummation of the Spin-off, copies of the final form of the Information Statement relating to the Spin-off and copies of the Company's pro forma condensed balance sheet as of the most recently ended fiscal quarter and related statement of operations for such period, prepared giving effect to the Spin-off as if it had occurred on the first day of such period;

       (d) concurrently with any delivery of financial statements under clause (a), (b) or (c) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.05 and 6.06 and (iii) stating whether any material change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in
Section 3.04 affecting the Company
and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

       (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

       (f) promptly after the same become publicly available, copies of all periodic and other material reports (other than reports relating to employee benefit matters or employment plans) and proxy statements filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be, and all material amendments to any of the foregoing; and

       (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement or the Spin-off Documents, as the Administrative Agent may reasonably request.

       SECTION 5.02. Notices of Material Events. The Company will furnish to the Administrative Agent and each Lender prompt written notice of the following:

       (a)    the occurrence of any Default;

       (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Subsidiary thereof that could reasonably be expected to result in a Material Adverse Effect;

       (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect; and

       (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

       SECTION 5.03. Existence; Conduct of Business. The Company will, and will cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of the business of the Company and its Subsidiaries, taken as a whole; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.02.

       SECTION 5.04. Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

       SECTION 5.05. Maintenance of Properties; Insurance. The Company will, and will cause each of its Material Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations; provided that any such insurance may be maintained through a program of self-insurance to the extent deemed prudent by the Company in its reasonable business judgment (which determination shall take into account the self-insurance practices customary among such companies, to the extent the Company has knowledge thereof without any investigation).

       SECTION 5.06. Books and Records; Inspection Rights. The Company will, and will cause each of its Material Subsidiaries to, keep proper books of record and account in accordance with GAAP (or, the case of a foreign Subsidiary, generally accepted accounting principles in the jurisdiction of organization of such foreign Subsidiary). The Company will, and will cause each of its Material Subsidiaries to, permit any representatives designated by the Administrative Agent on its own initiative or at the request of the Required Lenders, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

       SECTION 5.07. Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including ERISA), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

       SECTION 5.08. Use of Proceeds. The proceeds of the Loans will be used only for general corporate purposes, including without limitation back-up for the

Company's commercial paper program. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.



                                    ARTICLE 6
                               NEGATIVE COVENANTS

       Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Company covenants and agrees with the Lenders that:

       SECTION 6.01. Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

       (a)    Permitted Encumbrances;

       (b) any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.01; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof (other than by an amount equal to any costs and expenses incurred in connection with such extension, renewal, refinancing or replacement);

       (c) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary or any Lien on any asset of any Person existing at the time such Person is merged into or consolidated with the Company or a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary or such merger, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary or the date of such merger, as the case may be, and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof (other than by an amount equal to any costs and expenses incurred in connection with such extension, renewal, refinancing or replacement);

       (d) any Lien on any asset (i) initially securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset or (ii) securing Indebtedness incurred to extend, renew, refinance or replace the Indebtedness then secured by such Lien, provided that

(x) such Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof and (y) the principal amount of Indebtedness secured by such Lien shall not be increased in connection with any extension, renewal, refinancing or replacement of such Indebtedness (other than by an amount equal to any costs and expenses incurred in connection with such extension, renewal, refinancing or replacement);

       (e) any Lien arising in connection with the financing of accounts receivable by the Company or any of its Subsidiaries, provided that the uncollected amount of account receivables subject at any time to any such financing shall not exceed $125,000,000;

       (f) any Lien on any property sold or transferred pursuant to a transaction permitted under Section 6.04;

       (g) any Lien in favor of the Company or any Subsidiary granted by the Company or any Subsidiary in order to secure any intercompany obligations;

       (h) any Lien granted or arising in connection with any legal proceeding to the extent such proceeding has not resulted in an Event of Default under paragraph (k) of Article 7; and

       (i) any Lien to secure Indebtedness and other obligations if, at any date, immediately after the incurrence thereof, the sum (without duplication) of all amounts secured by Liens which would not be permitted but for this clause
(i) does not exceed $100,000,000.

       SECTION 6.02. Fundamental Changes. (a) The Company will not (i) merge or consolidate with any other Person or (ii) permit any Designated Subsidiary to merge or consolidate with any other Person, except that (1) the Company and any Designated Subsidiaries may merge into or consolidate with each other, (2) the Spin-off may be consummated, so long as it is consummated in all material respects in accordance with the terms and conditions set forth in the Information Statement, (3) the Company may merge or consolidate with any other Person in accordance with subsection (c) and (4) any Designated Subsidiary may merge or consolidate with any other Person so long as the surviving entity of such merger or consolidation is a Designated Subsidiary. The Company will not, and will not permit any Designated Subsidiary to, liquidate or dissolve.

       (b) (i) The Company will not sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Company and its consolidated Subsidiaries, taken as a whole, or all or substantially all of the stock or other equity interests of any Designated Subsidiary and (ii) the Company will not permit any Designated Subsidiary to sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of such Designated Subsidiary and its subsidiaries, taken as a whole, except (1) the Company and any Designated Subsidiaries may consummate any transaction described in clause (i) or (ii) with the Company or any other Designated Subsidiary, (2) the Spin-off may be consummated, so long as it is consummated in all material respects in accordance with the terms and conditions set forth in the Information Statement, and (3) the Company may consummate any transaction described in clause (i) in accordance with subsection (c).

       (c) The Company may consummate any of the transactions described in clauses (a)(i) and (b)(i) of this Section if (i) the surviving corporation in any such merger or consolidation or the Person which acquires all or substantially all of the assets of the Company and its consolidated Subsidiaries or all or substantially all of the capital stock or other equity interests of a Designated Subsidiary shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia (the "Successor Corporation") and shall expressly assume, pursuant to documentation in form reasonably satisfactory to the Required Lenders, the due and punctual payment of the principal of and interest on the Loans and all other amounts payable under this Agreement and the payment and performance of every covenant hereof on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction, (x) the Company and its Subsidiaries are in compliance, on a pro-forma basis, with the covenants contained in Sections 6.05 and 6.06 recomputed as of the last day of the most recently ended fiscal quarter of the Company, as if such transaction had occurred on the first day of each relevant period for testing such compliance and (y) the Company shall have delivered to the Lenders, at least 10 Business Days prior to the consummation of any such transaction, a certificate of a Financial Officer of the Company certifying that the condition precedent set forth in clause (iii)(x) with respect to such transaction will be complied with and setting forth in reasonable detail the calculations required to demonstrate such compliance and the assumptions used by the Company to make such calculations.

       (d) The Company will not permit any Borrowing Subsidiary to merge, consolidate, liquidate or dissolve unless, in addition to the conditions set forth in clause (a) of this Section (if applicable), the surviving entity, or the entity into which such Borrowing Subsidiary liquidates or dissolves, is a Borrower and assumes all Obligations of such Borrowing Subsidiary.

       (e) The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related or complementary thereto.

       SECTION 6.03. Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties (considering such transactions and all other related transactions as a whole), (b) transactions between or among the Company and its Subsidiaries and (c) transactions contemplated by the Spin-off Documents and consummated in accordance therewith.

       SECTION 6.04. Sale and Lease-Back Transactions. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any arrangement with any Person (other than a Subsidiary) whereby it shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except for any such arrangement or arrangements with an aggregate sale price not exceeding at any time $250,000,000.

       SECTION 6.05. Total Debt to EBITDA Ratio. The Total Debt to EBITDA Ratio will not exceed 4.0 to 1.0 at the end of any fiscal quarter.

       SECTION 6.06. Interest Coverage Ratio. The Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Company will not be less than 3.0 to 1.0.

                                    ARTICLE 7
                                EVENTS OF DEFAULT

       If any of the following events ("Events of Default") shall occur and be continuing:

       (a) any Borrower shall fail to pay any principal of any Loan of such Borrower when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

       (b) any Borrower shall fail to pay any interest on any Loan of such Borrower or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable by such Borrower under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

       (c) any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with this Agreement, any Borrowing Subsidiary Agreement or any amendment or modification hereof or thereof, or in any certificate or other document furnished pursuant to or in connection with this Agreement, any Borrowing Subsidiary Agreement or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made;

       (d) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to the

Company's existence), 5.08 or in Article 6;

       (e) the Company shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any Borrowing Subsidiary Agreement (other than those specified in clause (a), (b), (c) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Company;

       (f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any grace period applicable thereto);

       (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness (so long as such Indebtedness is paid when due (or within any applicable grace period)) or (ii) any Indebtedness that is mandatorily prepayable prior to the scheduled maturity thereof with the proceeds of the issuance of capital stock, the incurrence of other Indebtedness or the sale or other disposition of any assets, so long as such Indebtedness is so prepaid in full with such proceeds when due (or within any applicable grace period) and such event shall not have otherwise resulted in an event of default with respect to such Indebtedness;

       (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

       (i) the Company or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

       (j) the Company or any Material Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

       (k) one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 (excluding any amount of such judgment as to which an Acceptable Insurer has acknowledged liability) shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action, which shall not be effectively stayed, shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

       (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect;

       (m) the Company shall fail to observe or perform any covenant, condition or agreement contained in Article 9 or the guarantee of the Company hereunder shall not be (or shall be claimed by the Company or any Subsidiary not to be) valid or in full force and effect;

       (n)    a Change in Control shall occur;

       (o) (i) the Company shall have merged or consolidated with any Person or any Person shall have acquired all or substantially all of the assets of the Company and its consolidated Subsidiaries, taken as a whole, or all or substantially all of the capital stock or other equity interests of any Designated Subsidiary, (ii) either the Company or the Person with which it is merging or consolidating or the Person which is acquiring such assets or capital stock or other equity interests shall at the time of such merger or consolidation or acquisition have been rated by a rating agency and (iii) the Successor Corporation shall not have in effect a rating of at least Baa1 from Moody's or BBB+ from S&P on the 90th day following the consummation of such merger or consolidation or acquisition, as the case may be;

       (p) the Spin-off Date shall not have occurred by the 60th day after the Effective Date; or

       (q)(i) the IRS Ruling shall cease to be in full force and effect or
(ii) the Spin-off shall for any reason cease to qualify as a tax-free distribution under Section 355 of the Internal Revenue Code;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may (with the consent of the Required Lenders), and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall

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


terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in case of any event with respect to the Company described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in the case of any event with respect to any Borrowing Subsidiary described in clause (h) or (i) of this Article, (i) the eligibility of such Borrowing Subsidiary to borrow shall thereupon terminate and
(ii) the Loans of such Borrowing Subsidiary shall become immediately due and payable, together with accrued interest thereon and all fees and other obligations thereunder of such Borrowing Subsidiary accrued thereunder, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrowing Subsidiary.



                                    ARTICLE 8
                            THE ADMINISTRATIVE AGENT

       Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

       The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

       The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by a Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any Borrowing Subsidiary Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any Borrowing Subsidiary Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

       The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

       The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

       Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor (and, at any time when no Default shall have occurred and is continuing, with the prior written consent of the Company). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

       Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.



                                    ARTICLE 9
                                    GUARANTEE

       In order to induce the Lenders to extend credit hereunder, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the Obligations. The Company further agrees that the due and punctual payment of the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its Guarantee hereunder notwithstanding any such extension or renewal of any

Obligation.

       The Company waives presentment to, demand of payment from and protest to any Borrowing Subsidiary of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company hereunder shall not be affected by (a) the failure of any Lender or the Administrative Agent to assert any claim or demand or to enforce any right or remedy against any Borrowing Subsidiary under the provisions of this Agreement or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any Borrowing Subsidiary Agreement or any other agreement; or (c) the failure of any Lender to exercise any right or remedy against any Borrowing Subsidiary.

       The Company further agrees that its agreement hereunder constitutes a promise of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Lender to any balance of any deposit account or credit on the books of any Lender in favor of any Borrower or any other person.

       The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Company hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification in respect of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of the Company or any other Borrower as a matter of law or equity.

       The Company further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

       In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent or any Lender may have at law or in equity against the Company by virtue hereof, upon the failure of any Borrowing Subsidiary to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, in cash the amount of such unpaid Obligation. The Company further agrees that if payment in respect of any Obligation shall be due in a currency other than dollars and/or at a place of payment other than New York and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or similar event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the judgment of any applicable Lender, not consistent with the protection of its rights or interests, then, at the election of any applicable Lender, the Company shall make payment of such Obligation in dollars (based upon the applicable exchange rate in effect on the date of payment) and/or in New York, and shall indemnify such Lender against any losses or expenses that it shall sustain as a result of such alternative payment.

       Upon payment by the Company of any Obligation, each Lender shall, in a reasonable manner, assign the amount of such Obligation owed to it and so paid to the Company, such assignment to be pro tanto to the extent to which the Obligation in question was discharged by the Company, or make such disposition thereof as the Company shall direct (all without recourse to any Lender and without any representation or warranty by any Lender).

       Upon payment by the Company of any sums as provided above, all rights of Company against any Borrowing Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by such Borrowing Subsidiary to the Lenders.



                                   ARTICLE 10
                                  MISCELLANEOUS

       SECTION 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

       (a) if to any Borrower, to it in care of the Company at One Diamond Hill Road, Murray Hill, NJ 07974, Attention of Treasurer (Telecopy No. 908-665-5032), with a copy to Attention of Chief Legal Officer at the same

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


address (Telecopy No. 908-665-5827);

       (b) if to the Administrative Agent, to The Chase Manhattan Bank, Agent Bank Services Group, One Chase Manhattan Plaza, New York, New York 10081, Attention of Janet Belden (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Bruce Langenkamp (Telecopy No. (212) 270-7340);

       (c) if to the London Agent, to it at Chase Manhattan International Limited, Trinity Tower, 9 Thomas More Street, London, England E19YT, Attention of Steve Clarke (Telecopy No. 011-44-171-777-2360), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Bruce Langenkamp (Telecopy No. (212) 270-7340);

       (d) if to the Swingline Lender, to The Chase Manhattan Bank, Agent Bank Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Belden (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Bruce Langenkamp (Telecopy No. (212) 270-7340); and

       (e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

       SECTION 10.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

       (b) Neither this Agreement nor any Borrowing Subsidiary Agreement nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with

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


the consent of the Required Lenders (and, in the case of a Borrowing Subsidiary Agreement, the applicable Borrowing Subsidiary); provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change
Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender or (vi) release the Company from, or limit or condition, its obligations under Article 9, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Swingline Lender hereunder without the prior written consent of the Administrative Agent or the Swingline Lender, as the case may be.

       SECTION 10.03. Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any Borrowing Subsidiary Agreement or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of no more than one counsel for the Administrative Agent and one counsel for the Lenders (unless representation of the Lenders by the same counsel would be inappropriate due to actual or potential conflicts of interests among them, in which case the Lenders shall have right to separate counsel, at the expense of the Company) in connection with the enforcement or protection of its rights in connection with this Agreement or any Borrowing Subsidiary Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

       (b) The Company shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person

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being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any Borrowing Subsidiary Agreement or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result from the gross negligence or wilful misconduct of such Indemnitee.

       (c) To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Swingline Lender in its capacity as such.

       (d) To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any Borrowing Subsidiary Agreement or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.

       (e) All amounts due under this Section shall be payable promptly after written demand therefor.

       SECTION 10.4. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto (including any Borrowing Subsidiaries) and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder or under any Borrowing Subsidiary Agreement without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be

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


null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

       (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment (if any) and the Loans (if any) at the time owing to it); provided that (i) if contemporaneously with any such proposed assignment, such Lender (or its Affiliate) assigns to the same proposed assignee a pro rata portion of such Lender's (or its Affiliate's) rights and obligations under the Other Credit Agreement (such pro rata portion to be calculated (x) on any date prior to the date of termination of the Facility Commitments, the Designated Currency Commitments and the Yen Currency Commitments, on the basis of such Lender's Commitment hereunder and such Lender's (or its Affiliate's) commitment under the Other Credit Agreement and (y) thereafter, on the basis of such Lender's Revolving Credit Exposure hereunder and such Lender's (or its Affiliate's) commitment under the Other Credit Agreement) (any such proposed assignment hereunder, a "Pro Rata Assignment"), each of the Company and the Administrative Agent must give their prior written consent to such Pro Rata Assignment (which consent shall not be unreasonably withheld) unless the assignee for such assignment is a Lender or an Affiliate of a Lender, in which case no such consent shall be required, (ii) if such proposed assignment is not a Pro Rata Assignment, each of the Company and the Administrative Agent must give their prior written consent to such proposed assignment (which consent shall be given in their discretion) unless the assignee for such assignment is an Affiliate of the assigning Lender, in which case no such consent shall be required, (iii) except in the case of any assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent, (iv) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iv) shall not apply to rights in respect of outstanding Competitive Loans, (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Company otherwise required under this paragraph shall not be required if an

Event of Default under clause (h) or (i) of Article 7 has occurred and is continuing with respect to the Company. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03). Notwithstanding any other provision of this Agreement, if any Lender shall assign any of its rights or obligations hereunder to any assignee (including an Affiliate of such Lender) that, but for this sentence, would be entitled, immediately following such assignment, to claim a greater amount than such assigning Lender under Sections 2.14, 2.15, 2.16, such assignee shall not have the right to claim such greater amount; provided that nothing in this sentence shall limit the right of any such assignee to make claims (x) for amounts not in excess of those that could have been claimed by the assigning Lender, (y) to the extent such claims arise from one or more Changes in Law, or from the designation of one or more Borrowing Subsidiaries, or (z) from a change in the office, branch or other place of business from which any payment hereunder is made by any Borrower, in each case after the date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with and subject to the limitations set forth in, paragraph (e) of this Section.

       (c) The Administrative Agent, acting for this purpose as an agent of the Borrowers shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

       (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed

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


Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
       (e) Any Lender may, without the consent of any Borrower, the Administrative Agent or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.
       (f) A Participant shall not be entitled to receive any greater payment under Section 2.14, 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(e) as though it were a Lender.
       (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.
       (h)    Notwithstanding anything to the contrary contained herein, any

Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company, the option to provide to the Company all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to Section 2.01 or 2.04, provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) all credit decisions (including without limitation any decisions with respect to amendments and waivers) will continue to be made by the Granting Lender. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender (and, if such Loan is a Competitive Loan, shall be deemed to utilize the Commitments of all the Lenders) to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the related Granting Lender makes such payment. In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) with notice to, but without the prior written consent of, the Company or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender in connection with liquidity and/or credit facilities to or for the account of such SPC to fund such Loans and (ii) subject to the provisions of
Section 10.12, disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.
      SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the Borrowing Subsidiary Agreements and the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default (other than a Default which has been waived in accordance with Section 10.02) or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 10.03 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

      SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto (excluding any Borrowing Subsidiaries), and thereafter shall be binding upon and inure to the benefit of the parties hereto (including any Borrowing Subsidiaries) and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

      SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower against any of and all the amounts then due and owing by the Borrower under this Agreement to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

      SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of

Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

      (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.
      (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
      (d) Each party to this Agreement (including any Borrowing Subsidiaries) irrevocably consents to service of process in the manner provided for notices in
Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 10.10. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

      SECTION 10.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section, "Information" means all information received from the Company relating to the Company or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      SECTION 10.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

      SECTION 10.14. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (including any Borrowing Subsidiary) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

      (b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 10.14 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.
      SECTION 10.15. European Economic and Monetary Union. (a) Definitions. In this Section 10.15 and in each other provision of this Agreement to which reference is made in this Section 10.15 expressly or impliedly, the following terms have the meanings given to them in this Section 10.15:

                  "EMU" means economic and monetary union as contemplated in the
             Treaty on European Union.

                  "EMU legislation" means legislative measures of the European
             Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU;

                  "euro" means the single currency of participating member
             states of the European Union;

                  "euro unit" means the currency unit of the euro;


                  "national currency unit" means the unit of currency (other than a euro unit) of a participating member state;

                  "participating member state" means each state so described in any EMU legislation; and

                  "Treaty on European Union" means the Treaty of Rome of March
             25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993), as amended from time to time.

      (b) Effectiveness of Provisions. If and to the extent that any provision of paragraphs (c) to (i) relates to any state (or the currency of such state) that is not a participating member state on the Effective Date, such provision shall become effective in relation to such state (and the currency of such state) at and from the date on which such state becomes a participating member state.

      (c) Redenomination and Eligible Currencies. Each obligation under this Agreement of a party to this Agreement which has been denominated in the national currency unit of a participating member state shall be redenominated into the euro unit in accordance with EMU legislation, provided, that if and to the extent that any EMU legislation provides that an amount denominated either in the euro or in the national currency unit of a participating member state and payable within that participating member state by crediting an account of the creditor can be paid by the debtor either in the euro unit or in that national currency unit, each party to this Agreement shall be entitled to pay or repay any such amount either in the euro unit or in such national currency unit.

      (d) Loans. Any Loan in the currency of a participating member state shall be made in the euro unit.

      (e) Payments to the Administrative Agent. Sections 2.06 and 2.17 shall be construed so that, in relation to the payment of any amount of euro units or national currency units, such amount shall be made available to the Administrative Agent in immediately available, freely transferable, cleared funds to such account with such bank in Frankfurt am Main, Germany (or such other principal financial center in such participating member state as the Administrative Agent may from time to time nominate for this purpose) as the Administrative Agent shall from time to time nominate for this purpose.

      (f) Payments by the Administrative Agent to the Lenders. Any amount payable by the Administrative Agent to the Lenders under this Agreement in the currency of a participating member state shall be paid in the euro unit.

      (g) Payments by the Administrative Agent Generally. With respect to the payment of any amount denominated in the euro or in a national currency unit, the Administrative Agent shall not be liable to any Borrower or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the euro unit or, as the case may be, in a national currency unit) to the account with the bank in the principal financial center in the participating member state which such Borrower or, as the case may be, any Lender shall have specified for such purpose. In this paragraph (g), "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payments of the euro.

      (h) Basis of Accrual. If the basis of accrual of interest or fees expressed in this Agreement with respect to the currency of any state that becomes a participating state shall be inconsistent with any convention or practice in the London Interbank Market or, as the case may be, the Paris Interbank Market for the basis of accrual of interest or fees in respect of the euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a participating member state; provided, that if any Loan in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period.

      (i) Rounding. Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU legislation and without prejudice to the respective liabilities for indebtedness of any Borrower to the Lenders and the Lenders to any Borrower under or pursuant to this Agreement, each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency unit to be paid to or by the Administrative Agent shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the Administrative Agent may from time to time specify.

      (j) Consequential Changes. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time reasonably specify to be necessary or appropriate to reflect the introduction of or changeover to the euro in participating member states in accordance with customary practices in the market.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    THE NEW D&B CORPORATION



                                    By: /s/ David J. Lewinter
                                        -------------------------------
                                        Title: President

                                       THE CHASE MANHATTAN BANK,
                                individually and as Administrative Agent


                                       By: /s/ Bruce E. Langenkamp
                                           --------------------------------
                                           Title: Vice President

                                       CITIBANK, N.A., individually and as
                                 Syndication Agent


                                        By: /s/ Stuart G. Miller
                                            ------------------------------
                                            Title: Vice President

                                      THE BANK OF NEW YORK, individually
                               and as Documentation Agent


                                      By: /s/ Ernest Fung
                                          ------------------------------
                                          Title: Vice President

                                        BANK OF MONTREAL


                                        By: /s/ Brian L. Banke
                                            ----------------------------
                                            Title: Director

                                    BANK OF TOKYO-MITSUBISHI TRUST
                               COMPANY


                                    By: /s/ William J. Derasmo
                                        -----------------------------------
                                        Title: Vice President

                                    BARCLAYS BANK, PLC



                                    By: /s/ Terance Bullock
                                        ---------------------------------
                                        Title: Vice President

                                    FIRST UNION NATIONAL BANK



                                    By: /s/ Peter G. Mace
                                        ----------------------------------
                                        Title: Senior Vice President

                                    HSBC BANK USA

                                    By: /s/ Johan Sorensson
                                        -----------------------------------
                                        Title: Vice President

                                    SUNTRUST BANK

                                    By: /s/ W. David Wisdom
                                        ----------------------------------
                                        Title: Vice President

                                    THE NORTHERN TRUST COMPANY



                                    By: /s/ Tracy J. Toulouse
                                        ---------------------------------
                                        Title: Vice President

                                                                SCHEDULE 2.01(a)



----------------------------------------------------------------------------------------

                              Facility Commitments
                              --------------------

--------------------------------------------------------------- ------------------------
                            Lender                                    Commitment
                            ------                                    ----------
--------------------------------------------------------------- ------------------------
The Chase Manhattan Bank                                            $25,000,000.00
--------------------------------------------------------------- ------------------------
Citibank, N.A.                                                      $22,500,000.00
--------------------------------------------------------------- ------------------------
The Bank of New York                                                $22,500,000.00
--------------------------------------------------------------- ------------------------
Bank of Montreal                                                    $15,000,000.00
--------------------------------------------------------------- ------------------------
Bank of Tokyo - Mitsubishi Trust Company                            $15,000,000.00
--------------------------------------------------------------- ------------------------
Barclays Bank PLC                                                   $15,000,000.00
--------------------------------------------------------------- ------------------------
First Union National Bank                                           $15,000,000.00
--------------------------------------------------------------- ------------------------
HSBC Bank USA                                                       $15,000,000.00
--------------------------------------------------------------- ------------------------
SunTrust Bank, Atlanta                                              $15,000,000.00
--------------------------------------------------------------- ------------------------
The Northern Trust Company                                          $15,000,000.00
--------------------------------------------------------------- ------------------------
                                                                   $175,000,000.00
--------------------------------------------------------------- ------------------------

                                                                SCHEDULE 2.01(b)



----------------------------------------------------------------------------------------

                         Designated Currency Commitments
                         -------------------------------

--------------------------------------------------------------- ------------------------
                  Designated Currency Lender                          Commitment
                  --------------------------                          ----------
--------------------------------------------------------------- ------------------------
The Chase Manhattan Bank                                            $10,714,285.71
--------------------------------------------------------------- ------------------------
Citibank, N.A.                                                       $9,642,857.14
--------------------------------------------------------------- ------------------------
The Bank of New York                                                 $9,642,857.14
--------------------------------------------------------------- ------------------------
Bank of Montreal                                                     $6,428,571.43
--------------------------------------------------------------- ------------------------
Bank of Tokyo - Mitsubishi Trust Company                             $6,428,571.43
--------------------------------------------------------------- ------------------------
Barclays Bank PLC                                                    $6,428,571.43
--------------------------------------------------------------- ------------------------
First Union National Bank                                            $6,428,571.43
--------------------------------------------------------------- ------------------------
HSBC Bank USA                                                        $6,428,571.43
--------------------------------------------------------------- ------------------------
SunTrust Bank, Atlanta                                               $6,428,571.43
--------------------------------------------------------------- ------------------------
The Northern Trust Company                                           $6,428,571.43
--------------------------------------------------------------- ------------------------
                                                                    $75,000,000.00
--------------------------------------------------------------- ------------------------


                                                                SCHEDULE 2.01(c)



----------------------------------------------------------------------------------------

                                 Yen Commitments
                                 ---------------

--------------------------------------------------------------- ------------------------
                          Yen Lender                                  Commitment
                          ----------                                  ----------
--------------------------------------------------------------- ------------------------
The Chase Manhattan Bank                                             $3,571,428.57
--------------------------------------------------------------- ------------------------
Citibank, N.A.                                                       $3,214,285.71
--------------------------------------------------------------- ------------------------
The Bank of New York                                                 $3,214,285.71
--------------------------------------------------------------- ------------------------
Bank of Montreal                                                     $2,142,857.14
--------------------------------------------------------------- ------------------------
Bank of Tokyo - Mitsubishi Trust Company                             $2,142,857.14
--------------------------------------------------------------- ------------------------
Barclays Bank PLC                                                    $2,142,857.14
--------------------------------------------------------------- ------------------------
First Union National Bank                                            $2,142,857.14
--------------------------------------------------------------- ------------------------
HSBC Bank USA                                                        $2,142,857.14
--------------------------------------------------------------- ------------------------
SunTrust Bank, Atlanta                                               $2,142,857.14
--------------------------------------------------------------- ------------------------
The Northern Trust Company                                           $2,142,857.14
--------------------------------------------------------------- ------------------------
                                                                    $25,000,000.00
--------------------------------------------------------------- ------------------------

                                                                   SCHEDULE 2.17

                         Payments on Multicurrency Loans

Pounds Sterling:

      New York City, New York or London, England

Euros:

      New York City, New York or London, England

Japanese Yen:

      New York City, New York or London, England

                                                                   SCHEDULE 3.06

                                DISCLOSED MATTERS

LEGAL PROCEEDINGS

      New D&B is involved in legal proceedings of a nature considered normal to its business. In the opinion of management, although the outcome of such legal proceedings cannot be predicted with certainty, the ultimate liability of New D&B in connection with such legal proceedings will not have a material adverse effect on New D&B's financial position, results of operations and cash flows.

      In addition to the matters referred to above, on July 29, 1996, Information Resources, Inc. ("IRI") filed a complaint in the United States District Court for the Southern District of New York, naming as defendants the corporation then known as "The Dun & Bradstreet Corporation"(which corporation subsequently was renamed R.H. Donnelley Corporation and herein is referred to as "Donnelley"), A.C. Nielsen Company (a subsidiary of ACNielsen Corporation) and I.M.S. International, Inc. (a subsidiary of Cognizant Corporation). At the time of the filing of the complaint, each of the other defendants was a subsidiary of Donnelley. The complaint alleges various violations of United States antitrust laws, including purported violations of Sections 1 and 2 of the Sherman Act arising from tying arrangements, agreements with retailers and other customers, predatory pricing practices and other matters alleged by IRI. In addition to the foregoing claims, the complaint alleges a claim of tortious interference with a contract and a claim of tortious interference with a prospective business relationship. These claims relate to the acquisition by defendants of Survey Research Group Limited ("SRG"). IRI alleges SRG violated an alleged agreement with IRI when it agreed to be acquired by the defendants and that the defendants induced SRG to breach that agreement. IRI's complaint alleges damages in excess of $350 million, which amount IRI has asked to be trebled under antitrust laws. IRI also seeks punitive damages in an unspecified amount.

      On October 15, 1996, defendants moved for an order dismissing all claims in the complaint. On May 6, 1997, the United States District Court for the Southern District of New York issued a decision dismissing IRI's claim of attempted monopolization in the United States, with leave to replead within 60 days. The Court denied defendants' motion with respect to the remaining claims in the complaint. On June 3, 1997, defendants filed an answer denying the material allegations in IRI's complaint, and A.C. Nielsen Company ("ACN") filed a counterclaim alleging that IRI had made false and misleading statements about its services and commercial activities. On July 7, 1997, IRI filed an Amended and Restated Complaint repleading its alleged claim of monopolization in the United States and realleging its other claims. By notice of motion dated August 18, 1997, defendants moved for an order dismissing the amended claim. On December 1, 1997, the Court denied the motion. Discovery in this case is ongoing. On December 22, 1999, defendants filed a motion for partial summary judgment seeking to dismiss IRI's non?U.S. antitrust claims. On July 12, 2000, the Court granted the motion dismissing claims of injury suffered from activities in foreign markets where IRI operates through subsidiaries or companies owned by joint ventures or "relationships" with local companies.

      In November 1996, Donnelley completed the 1996 Distribution. On October 28, 1996, in connection with the 1996 Distribution, Cognizant, ACNielsen Corporation ("ACNielsen") and Donnelley entered into the Indemnity and Joint Defense Agreement. See the "Risk Factors" section of the Information Statement for a description of this agreement.

      In June 1998, Donnelley completed the 1998 Distribution. In connection with the 1998 Distribution, D&B and Donnelley entered into an agreement whereby D&B has assumed all potential liabilities of Donnelley arising from the IRI action and agreed to indemnify Donnelley in connection with such potential liabilities.

      During 1998, Cognizant separated into two new companies, IMS Health Incorporated ("IMS Health") and Nielsen Media Research, Inc. ("NMR"). IMS Health and NMR are each jointly and severally liable for all Cognizant liabilities under the Indemnity and Joint Defense Agreement.

      Under the terms of the 1996 Distribution Agreement, as a condition to the 1998 Distribution, D&B undertook to be jointly and severally liable with Donnelley to Cognizant and ACNielsen. Under the terms of the 1998 Distribution Agreement, as a condition to the Distribution, New D&B is required to undertake to be jointly and severally liable with D&B to Donnelley for D&B's obligations under the 1998 Distribution Agreement, including the liabilities relating to the IRI action. However, under the Distribution Agreement, as between themselves, each of New D&B and Moody's will agree to be responsible for 50% of any payments to be made in respect of the IRI action under the 1998 Distribution Agreement or otherwise, including any legal fees or expenses related thereto.

      Management is unable to predict at this time the final outcome of the IRI action or whether the resolution of such matter could materially affect New D&B's results of operations, cash flows or financial position.

                                                                   SCHEDULE 3.12

Subsidiaries Effective September 8, 2000              Jurisdication             Percentage
----------------------------------------              -------------             ----------
                                                                                Ownership
                                                                                ---------

New D&B Inc.                                          Delaware         100%


Subsidiaries Effective as of the Spin-off Date        Jurisdication             Percentage
----------------------------------------------        -------------             ----------
                                                                                Ownership
                                                                                ---------

AB Svensk Handelstidning Justitia                                 Sweden                           100%
ACI Acquisition Inc.                                              Delaware                         100%
Alpha Mi A.E.                                                     Greece                           27%
Arrebnac Pty. Ltd.                                                Australia                        100%
Beheer en Beleggingsmaatschappij Stivaco B.V.                     Netherlands                      100%
Bilans Service SNC (France)                                       France                           34%
Business Ratios Ltd.                                              England                          100%
Campbells Consumer Enquiries Pty. Ltd                             South Africa                     20%
College Mercantile Pty. Ltd.                                      Australia                        100%
Consorzio Manifatturieri srl                                      Italy                            100%
Corinthian Holdings, Inc.                                         Delaware                         100%
Corinthian Leasing Corporation                                    Delaware                         100%
D&B Acquisition Corp.                                             Delaware                         100%
D&B Data & Services s.r.l.                                        Italy                            100%
D&B Espana S.A.                                                   Spain                            100%
D&B Europe Limited                                                England                          100%
D & B Group Ltd.                                                  Delaware                         100%
D&B Holdings (UK) Limited                                         England                          100%
D&B Information Services (M) Sdn. Bhd.                            Malaysia                         100%
D&B International Consultant (Shanghai) Co. Ltd.                  Peoples Republic of China        100%
D&B Investors L.P.                                                Delaware                         71.615%
D&B Property Holdings, Inc.                                       Delaware                         100%
D&B Schimmelpfeng-Unterstuzungskasse GmbH                         Germany                          100%
D&B Transitory Limited                                            England                          100%

Dataquest Europe Ltd.                                             England                          100%
DBS Medium Systems Ireland (Ireland)                              Ireland                          100%
DBS Moyens Systems S.A. (France)                                  France                           100%
DNB-PA Holdings Corporation                                       Nevada                           100%
Dun & Bradstreet (Australia) Group Pty. Ltd.                      Australia                        100%

Dun & Bradstreet (Australia) Holdings Pty.                        Australia                        100%
Dun & Bradstreet (Australia) Pty. Limited                         Australia                        100%
Dun & Bradstreet (C&EE) Holding B.V.                              Netherlands                      100%
Dun & Bradstreet (France) B.V.                                    Netherlands                      100%
Dun & Bradstreet (HK) Limited                                     Hong Kong                        100%
Dun & Bradstreet (Israel) Ltd.                                    Israel                           100%
Dun & Bradstreet (New Zealand) Limited                            New Zealand                      100%
Dun & Bradstreet (NMR) Limited                                    England                          100%
Dun & Bradstreet (Nominees) Pty. Ltd.                             Australia                        100%
Dun & Bradstreet (SCS) B.V.                                       Netherlands                      100%
Dun & Bradstreet (Singapore) Pte. Ltd.                            Singapore                        100%
Dun & Bradstreet (Switzerland) AG                                 Switzerland/Delaware             100%
Dun & Bradstreet (U.K.) Pension Plan Trustee Company Ltd.         England                          100%
Dun & Bradstreet B.V.                                             Netherlands                      100%
Dun & Bradstreet Bolagsanalys AB                                  Sweden                           100%
Dun & Bradstreet C.A.                                             Venezuela                        100%
Dun & Bradstreet C.I.S.                                           Russia                           100%
Dun & Bradstreet Canada B.V.                                      Netherlands                      100%
Dun & Bradstreet Canada Holding, Ltd                              Canada                           100%

Dun & Bradstreet Computer Leasing, Inc.                           Delaware                         100%
Dun & Bradstreet Credit Control, Ltd.                             Delaware                         100%
Dun & Bradstreet Credit Reporting (Israel)                        Israel                           100%
Dun & Bradstreet Danmark Holding A/S                              Denmark                          100%
Dun & Bradstreet de Mexico, S.A. de C.V.                          Mexico                           100%
Dun & Bradstreet Denmark A/S (Denmark)                            Denmark                          100%
Dun & Bradstreet Deutschland GmbH                                 Germany/Delaware                 100%
Dun & Bradstreet Do Brasil, Ltda.                                 Brazil/Delaware                  100%
Dun & Bradstreet East-Vent Ltd.                                   Delaware                         100%
Dun & Bradstreet Ekonomiforlaget AB                               Sweden                           100%
Dun & Bradstreet Europe, Ltd.                                     Delaware                         100%
Dun  & Bradstreet European Business Information Center            Netherlands                      100%
B.V.
Dun & Bradstreet European Outsourcing Centre B.V.                 Netherlands                      100%
Dun & Bradstreet Finance, Ltd.                                    England                          100%
Dun & Bradstreet Finland OY                                       Finland                          100%
Dun & Bradstreet France S.C.S.                                    France                           100%
Dun & Bradstreet Holding Norway A/S                               Norway                           100%
Dun & Bradstreet Holdings B.V.                                    Netherlands                      100%
Dun & Bradstreet Holdings-France, Inc.                            Delaware                         100%
Dun & Bradstreet Holdings-Holland, Inc.                           Delaware                         100%
Dun & Bradstreet Hungaria Informacio Szolgaltato
Korlatolt Felelosegu Tarasag                                      Hungary                          100%
Dun & Bradstreet, Inc.                                            Delaware                         100%
Dun & Bradstreet Information Services Ges.mbH                     Austria                          100%
Dun & Bradstreet Information Services India Pvt. Ltd.             India                            100%
Dun & Bradstreet International, Ltd.                              Delaware                         100%
Dun & Bradstreet Japan Ltd.                                       Japan                            100%
Dun & Bradstreet Limited                                          Ireland                          100%
Dun & Bradstreet Limited                                          England                          100%
Dun & Bradstreet Ltda.                                            Chile                            100%
Dun & Bradstreet Management S.A.S.                                France                           100%
Dun & Bradstreet Marketing Pty. Ltd.                              Australia                        100%
Dun & Bradstreet Marketing Services N.V.-S.A.                     Belgium                          100%
Dun & Bradstreet Nordic AB                                        Sweden                           100%
Dun & Bradstreet Norge A/S                                        Norway                           100%
Dun & Bradstreet Outsourcing Services N.V.                        Belgium                          100%
Dun & Bradstreet Poland sp. zo.o.                                 Poland                           100%
Dun & Bradstreet Portfolios-Holland, Inc.                         Delaware                         100%
Dun & Bradstreet Portugal, Ltda.                                  Portugal                         100%
Dun & Bradstreet Program Management Services, Inc.                Delaware                         100%
Dun & Bradstreet Properties Ltd.                                  England                          100%
Dun & Bradstreet Pty. Ltd.                                        Australia                        100%
Dun & Bradstreet RMS Franchise Corporation                        Delaware                         100%
Dun & Bradstreet S.A.                                             Argentina                        100%
Dun & Bradstreet S.A.                                             Peru                             100%
Dun & Bradstreet S.A.                                             Uruguay                          100%
Dun & Bradstreet, S.A. Sociedad de Informacion Crediticia         Mexico                            25%
Dun & Bradstreet S.p.A.                                           Italy                            100%
Dun & Bradstreet-Servicos De Consultadoria E Apoio A              Portugal                         100%
Gestao De Contas Correntes, Lda.

Dun & Bradstreet Software Services Australia Holdings Pty.        Australia                        100%
Ltd.
Dun & Bradstreet Software Services Australia Pty. Limited         Australia                        100%
Dun & Bradstreet Software Services Holdings S.A.                  France                           100%
Dun & Bradstreet Software Services Iberica S.A.                   Spain                            100%
Dun & Bradstreet Software Services International, Inc.            Georgia                          100%
Dun & Bradstreet Soliditet A/S                                    Norway                           100%
Dun & Bradstreet spol s. r. o.                                    Czech Republic                   100%
Dun & Bradstreet Sverige AB                                       Sweden                           100%
Dun & Bradstreet Telecenter B.V.                                  Netherlands                      100%
Dun & Bradstreet Teleupdate Center GmbH                           Germany                          100%
Dun & Bradstreet Unit Trust                                       Australia                        100%
Dun & Bradstreet Ventures, Inc.                                   Delaware                         100%
Dun & Bradstreet Zimbabwe (Private) Limited                       Zimbabwe                         100%
Dunbrad, Inc.                                                     Delaware                         100%
Duns Holding, Inc.                                                Delaware                         100%
Duns Investing Corporation                                        Delaware                         100%
Duns Investing VI Corporation                                     Delaware                         100%
Duns Investing VII Corporation                                    Delaware                         100%
Duns Investing VIII Corporation                                   Delaware                         100%
Duns Investing IX Corporation                                     Delaware                         100%
Dunsgate Limited                                                  England                          100%
DunsNet, Inc.                                                     Delaware                         100%
E-Data Ventures Ltd.                                              England                          100%
Eastvaal Credit Bureau (Pty) Ltd.                                 South Africa                     20%
eccelerate.com, Inc.                                              Delaware                         100%
Enniscale Holdings Ltd.                                           England                          100%
Enshrine CA Pty. Ltd.                                             Australia                        50%
Fillupar Leasing Partnership                                      Delaware                         98%
Giprec S.A.R.L.                                                   France                           20%
Greyling's Credit Control (Pty) Ltd. (South Africa)               South Africa                     20%
Ifico-Buergel AG                                                  Switzerland                      100%
Information Trust Corporation (Pty.) Ltd.                         South Africa                     20%
Infotrade N.V.-S.A.                                               Belgium                          100%
ITC Namibia (Pty) Ltd.                                            South Africa                     20%
ITC-Vision (Pty.) Ltd.                                            South Africa                     20%
Kosmos Business Information Limited                               England                          100%
McCormack & Dodge (Argentina)                                     Argentina                        100%
McCormack & Dodge Mexico (Mexico)                                 Mexico                           100%
Microband of Virginia, Inc.                                       Virginia                         50%
MostMetals.com Limited                                            England                          100%
MSA Do Brasil Sistemas E Metados Ltda.                            Brazil                           100%
N.V. Dun & Bradstreet-Eurinform S.A.                              Belgium/Delaware                 100%
Orefro L'Informazione S.p.A.                                      Italy                            100%
Palmetto Assurance Ltd.                                           Bermuda                          100%
Perfect Data International N.V.                                   Netherlands Antilles             100%
RMS Holdings, Inc.                                                Delaware                         100%
S&W S.A.S.                                                        France                           100%
Schimmelpfeng Inkasso GmbH                                        Germany                          100%
Sicev-Societa Italiana Consulenze e Valutazioni S.p.A.            Italy                            20%
SingBizInfo Pte. Ltd.                                             Singapore                        45%
Socogestion S.A.S.                                                France                           100%
Stubbs (Ireland) Ltd.                                             England                          100%

Stubbs' Directories Ltd.                                          England                          100%
Stubbs' Ltd.                                                      England                          100%
The D&B Companies of Canada Ltd.                                  Canada                           100%
The Dun & Bradstreet Corporation Foundation (non-profit)          Delaware                         100%
Trans Union Espana Credit Bureau, S.L.                            Spain                            50%
Veri-Cheque (Pty.) Ltd.                                           South Africa                     20%
Vlaamse Bedrifsdatabank N.V.-S.A.                                 Belgium                          100%
Who Owns Whom Ltd.                                                England                          100%

                                                                   SCHEDULE 6.01

                               EXISTING LIENS

None.

                                                                       EXHIBIT A

                                    [FORM OF]

                            ASSIGNMENT AND ACCEPTANCE


      Reference is made to the $[       ] Credit Agreement dated as of September
[ ], 2000 (as amended, modified, supplemented or waived, the "Credit Agreement"), among The New D&B Corporation (to be renamed The Dun & Bradstreet Corporation), the Borrowing Subsidiaries party thereto, the Lenders party thereto, The Chase Manhattan Bank, as Administrative Agent, Citibank, N.A., as Syndication Agent, and The Bank of New York, as Documentation Agent. Capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement.

      1. The Assignor named below hereby sells and assigns, without recourse to the Assignor, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse to the Assignor, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitment of the Assignor on the Assignment Date, and all Loans [(other than Competitive Loans)], owing to the Assignor which are outstanding on the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

      2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.16(e) of the Credit Agreement, and (ii) if the Assignee is not already a Lender under the Agreement, an Administrative Questionnaire in the form provided by the Administrative Agent.

      3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment ("Assignment Date"):

Facility
--------
                                  Principal Amount         Percentage Assigned of
                                  Assigned                 Commitment (set forth,
                                  (and identifying         to at least 8 decimals, as a
                                  information              percentage of the Facility
                                  as to individual         and the aggregate
                                  Competitive Loans, if    Commitments of
                                  any)                     all Lenders thereunder)

Commitment Assigned:              $                                                  %

Revolving Loans:                  $                                                  %

[Competitive Loans:               $                                                  %]





The terms set forth herein
are hereby agreed to:


                                              Accepted (if required):

____________________, as Assignor             THE NEW D&B CORPORATION


By:
   ---------------------
   Name:                                      By:
   Title:                                        ---------------------
                                                 Name:
                                                 Title:




____________________, as Assignee

                                              THE CHASE MANHATTAN BANK,
                                              as Administrative Agent,
By:
   ---------------------
   Name:
   Title:                                     By:
                                                 ---------------------
                                                 Name:
                                                 Title:

                                                                     EXHIBIT B-1

                       OPINION OF COUNSEL FOR THE BORROWER

                                                            September 11, 2000



To (a) each of the lending institutions
(the "Lenders") listed on Schedule 1 hereto which are parties on the date hereof to each of the Credit Agreements, dated as of September
11, 2000 (the "Credit Agreements"), among
The New D&B Corporation (the "Company"), the
Borrowing Subsidiaries party thereto, the Lenders party thereto, The Chase Manhattan Bank, as
Administrative Agent (in such capacity, the "Administrative Agent"), Citibank, N.A., as
Syndication Agent and The Bank
of New York, as Documentation Agent and
(b) the Administrative Agent

Ladies and Gentlemen:

      I am President and Secretary of the Company and have acted as counsel to the Company in connection with the preparation, execution and delivery of the Credit Agreements. This opinion is delivered to you pursuant to Section 4.01(b) of each Credit Agreement. Terms used herein which are defined in the Credit Agreements shall have the respective meanings set forth in the Credit Agreements, unless otherwise defined herein.

      In connection with this opinion, I have examined a copy of each Credit Agreement signed by the Company and the Administrative Agent. I have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such investigations as I have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, I have relied upon certificates of public officials and of officers and representatives of the Company. In addition, I have examined, and have relied as to matters of fact, upon the representations made in each Credit Agreement.

      In rendering the opinions set forth below, I have assumed the genuineness of all signatures (other than those on behalf of the Company), the legal capacity of natural persons (other than employees of the Company), the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. I have assumed without independent investigation that each Credit Agreement constitutes a valid and legally binding obligation of the Administrative Agent and the Lenders.

      Based upon and subject to the foregoing, and subject to the assumptions, qualifications and comments set forth herein, I am of the opinion that:

      1. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of Delaware, (b) has all requisite corporate power and authority to carry on its business as now conducted and (c) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

      2. The Transactions are within the Company's corporate powers and have been duly authorized by all necessary corporate action and, if required, action of the stockholders of the Company. Each Credit Agreement has been duly executed and delivered by the Company.

      3. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for such consents, approvals, registrations, filings and other actions the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, except that the Information Statement has not yet become effective and except for certain filings and approvals related to the transfer of assets and stock of non-United States entities, which filings and approvals are pending and the failure of which to make or obtain could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any applicable New York law or regulation or the Delaware General Corporation Law or the charter or by-laws of the Company or any order of any Governmental Authority applicable to the Company, except for such violations which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries, except for such violations and defaults which, individually or in the aggregate, could not reasonably be expected to result in a

Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Material Subsidiaries.

      4. To my knowledge, after due inquiry, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or threatened against or affecting the Borrower or any of its Subsidiaries (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (other than the Disclosed Matters) or (b) that involve the Credit Agreements or the Transactions.

      5. Neither the Company nor any of its Subsidiaries is a "holding company" as defined in, or subject to regulations under, the Public Utility Holding Company Act of 1935.

      I am a member of the Bar of the State of New York and I do not express any opinion on any laws other than the law of the State of New York and the General Corporation Law of the State of Delaware.

      This opinion is rendered to you in connection with the above-described transaction. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm or corporation without my prior written consent.

                                                   Very truly yours,



                                                   David J. Lewinter

                                                                      Schedule 1


                                     LENDERS

The Chase Manhattan Bank
Citibank, N.A.
The Bank of New York
Bank of Montreal
Bank of Tokyo - Mitsubishi Trust Company
Barclays Bank PLC
First Union National Bank
HSBC Bank USA
SunTrust Bank, Atlanta
The Northern Trust Company

                                                                     EXHIBIT B-2

                   OPINION OF SPECIAL COUNSEL FOR THE BORROWER


                                                            September [  ], 2000


To (a) each of the lending institutions
(the "Lenders") listed on Schedule 1 hereto which are parties on the date hereof to each of the Credit Agreements, dated as of September [ ], 2000 (the "Credit Agreements"), among
The New D&B Corporation (the
"Company"), the Borrowing Subsidiaries
party thereto, the Lenders party thereto, The Chase Manhattan Bank, as Administrative
Agent (in such capacity, the "Administrative
Agent"), Citibank, N.A., as Syndication
Agent, and The Bank of New York, as Documentation
Agent, and (b) the Administrative Agent

Ladies and Gentlemen:


      We have acted as special counsel to the Company in connection with the preparation, execution and delivery of the Credit Agreements. This opinion is delivered to you pursuant to Section 4.01(b) of each Credit Agreement. Terms used herein which are defined in the Credit Agreements shall have the respective meanings set forth in the Credit Agreements, unless otherwise defined herein.

      In connection with this opinion we have examined a copy of each Credit Agreement signed by the Company and the Administrative Agent. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company. In addition, we have examined, and have relied as to matters of fact upon, the representations made in each Credit Agreement.

      In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have assumed without independent investigation that (a) each Credit Agreement has been duly authorized, executed and delivered by the Company, (b) the Company has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to execute, deliver and perform its obligations under each Credit Agreement, (c) the execution, delivery and performance of each Credit Agreement by the Company (i) has been duly authorized by all necessary corporate action on its part, (ii) does not contravene its certificate of incorporation or by-laws or, except as set forth in paragraph 2 below, violate, or require any consent not obtained under, any applicable law or regulation or any order, writ, injunction or decree of any court or other Governmental Authority binding upon it and (iii) does not violate, or require any consent not obtained under, any Contractual Obligation applicable to or binding upon it, and
(d) each Credit Agreement constitutes a valid and legally binding obligation of the Administrative Agent and the Lenders.

      Based upon and subject to the foregoing, and subject to the assumptions, qualifications and comments set forth herein, we are of the opinion that:

      1. Each Credit Agreement constitutes a valid and legally binding obligation of the Company enforceable against it in accordance with its terms.

      2. The execution, delivery and performance of each Credit Agreement by the Company will not violate any Federal or New York statute or any rule or regulation issued pursuant to any Federal or New York statute.

        3. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      Our opinion in paragraph 1 above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors' rights.

      We express no opinion with respect to: (a) the effect of any provision of the Credit Agreements which is intended (i) to establish any standard as the measure of the performance by any party thereto of such party's obligations of good faith, diligence, fair dealing, reasonableness or care or (ii) to permit modification thereof only by means of an agreement in writing signed by the parties thereto; (b) the effect of any provision of the Credit Agreements insofar as it provides that any Person purchasing a participation from a Lender or other Person may exercise set-off or similar rights with respect to such participation or that any Lender or other Person may exercise set-off or similar rights other than in accordance with applicable law; (c) the effect of any provision of the Credit Agreements imposing penalties or forfeitures; (d) the effect of any provision of the Credit Agreements relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution; (e) any provision of the Credit Agreements which purports to provide for a waiver by the Company of any immunity, defense or right which may be available to the Company; and (f) any provision of the Credit Agreements which purports to establish an evidentiary standard for determinations by any Person.

      We note that (A) a New York statute provides that, with respect to a foreign currency obligation, a court of the State of New York shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree and (B) with respect to a foreign currency obligation, a United States Federal court in New York may award judgment in United States dollars, provided that we express no opinion as to the rate of exchange such court would apply.

      In connection with the provisions of each Credit Agreement whereby the Company submits to the jurisdiction of the courts of the United States of America located in the State of New York, we note the limitations of 28 U.S.C. Sections 1331 and 1332 on subject matter jurisdiction of the Federal courts. In connection with the provisions of each Credit Agreement which relate to forum selection of the courts of the United States located in the Borough of Manhattan, City of New York and State of New York (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note such court's discretion to transfer an action from one Federal court to another under 28 U.S.C. Section 1404(a).

      We are members of the Bar of the State of New York, and we do not express any opinion concerning any law other than the law of the State of New York and the Federal laws of the United States of America.

      This opinion letter is rendered to you in connection with the above-described transaction. This opinion letter may not be relied upon by you for any other purpose, or relied upon by any other person, firm or corporation without our prior written consent.

                                            Very truly yours,



                                            SIMPSON THACHER & BARTLETT








                                    B-2-4

                                                                      Schedule 1



                                     LENDERS


The Chase Manhattan Bank
Citibank, N.A.
The Bank of New York
Bank of Montreal
Bank of Tokyo - Mitsubishi Trust Company
Barclays Bank PLC
First Union National Bank
HSBC Bank USA
SunTrust Bank, Atlanta
The Northern Trust Company











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



                                                                       EXHIBIT C



                   OPINION OF COUNSEL FOR BORROWING SUBSIDIARY



                                                                [Effective Date]



To the Lenders and the Administrative
  Agent Referred to Below
c/o The Chase Manhattan Bank, as
  Administrative Agent
270 Park Avenue
New York, New York 10017

Dear Sirs:

       We have acted as counsel for [         ], a [         ] corporation
(the "Borrower"), in connection with (i) the Borrowing Subsidiary Agreement dated as of _________(the "Agreement"), among The New D&B Corporation (to be renamed The Dun & Bradstreet Corporation) (the "Company"), the Borrower and The Chase Manhattan Bank, as Administrative Agent and (ii) the $[ ] Credit Agreement dated as of September [ ], 2000 (the "Credit Agreement"), among the Company, the Borrowing Subsidiaries party thereto, the banks and other financial institutions identified therein as Lenders, The Chase Manhattan Bank, as Administrative Agent, Citibank, N.A., as Syndication Agent, and The Bank of New York, as Documentation Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

       We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

       Upon the basis of the foregoing, we are of the opinion that:

       1. The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of [ ], (b) has all requisite corporate power and authority to carry on its business as now conducted and (c) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do



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business in, and is in good standing in, every jurisdiction where such qualification is required.

       2. The Transactions are within the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, action of the stockholders of the Borrower. The Agreement has been duly executed and delivered by the Borrower and the Agreement and the Credit Agreement each constitutes a valid and legally binding obligation of the Borrower, enforceable in accordance with its respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law), an implied covenant of good faith and fair dealing and the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors' rights.

       3. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for such consents, approvals, registrations, filings and other actions the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (b) will not violate any applicable New York law or regulation or the Delaware General Corporation Law or the charter or by-laws of the Borrower or any order of any Governmental Authority applicable to the Borrower, except for such violations which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, except for such violations and defaults which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Material Subsidiaries.

       [4. There is no income, stamp or other tax of the government of [jurisdiction of Borrower], or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by the Borrower pursuant to the Credit Agreement or its Notes, or imposed on or by virtue of the execution, delivery or enforcement of the Agreement, the Credit Agreement or its Notes.](1)


-------------
   (1) Given when Borrowing Subsidiary is a foreign Subsidiary.



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       5. (a) The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended and (b) neither the Borrower nor any of its Subsidiaries is a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

       [Qualifications and exceptions reasonably satisfactory to the Administrative Agent]

       We are members of the bar of the [        ] and the foregoing opinion is
limited to the laws of the [       ]. This opinion is rendered solely to you in
connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person (other than your successors and assigns as Lenders and Persons that acquire participations in your Loans) without our prior written consent.


                                                     Very truly yours,



                                                     [          ]

                                                                       EXHIBIT D










                                             FORM OF

                                    BORROWING SUBSIDIARY AGREEMENT dated as of
                           [      ], 20[ ], among THE NEW D&B CORPORATION (to be
                           renamed The Dun & Bradstreet Corporation), a Delaware corporation (the "Company"), [Name of Borrowing Subsidiary], a [ ] corporation (the "New Borrowing Subsidiary"), The Chase Manhattan Bank, as Administrative Agent (the "Administrative Agent"), Citibank, N.A., as Syndication Agent, and The Bank of New York, as Documentation Agent.


       Reference is hereby made to the $[ ] Credit Agreement dated as of September [ ], 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Borrowing Subsidiaries party thereto, the Lenders party thereto, the Administrative Agent, Citibank, N.A., as Syndication Agent, and The Bank of New York, as Documentation Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Loans to the Borrowing Subsidiaries, and the Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Borrowing Subsidiary. The Company represents that it owns or Controls at least [ ]% of the voting power of the New Borrowing Subsidiary. Each of the Company and the New Borrowing Subsidiary represent and warrant that the representations and warranties of the Company in the Credit Agreement relating to the Borrowing Subsidiary and this Agreement are true and correct on and as of the date hereof. The Company agrees that the Guarantee of the Company contained in the Credit Agreement will apply to the Obligations of the New Borrowing Subsidiary. Upon execution of this Agreement by each of the Company, the New Borrowing Subsidiary and the Administrative Agent, the New Borrowing Subsidiary shall be a party to the Credit Agreement and shall constitute a "Borrowing Subsidiary" and a "Borrower" for all purposes thereof, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement.

       This Agreement shall be governed by and construed in accordance with the laws of the State of New York.



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




         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.



                                THE NEW D&B CORPORATION


                                By:
                                   -----------------------------
                                   Name:
                                   Title:


                                [NAME OF NEW BORROWING
                                SUBSIDIARY]


                                By:
                                   ------------------------------
                                   Name:
                                   Title:


                                THE CHASE MANHATTAN BANK,
                                    as Administrative Agent


                                By:
                                   ------------------------------
                                   Name:
                                   Title:




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



                                                                       EXHIBIT E

                                     FORM OF
                        BORROWING SUBSIDIARY TERMINATION



The Chase Manhattan Bank,
as Administrative Agent
for the Lenders referred to below
c/o The Chase Manhattan Bank
270 Park Avenue
New York, NY 10017

                                                                          [Date]

Ladies and Gentlemen:

       The undersigned, The New D&B Corporation (to be renamed the Dun & Bradstreet Corporation) (the "Company"), refers to the $[ ] Credit Agreement dated as of September [ ], 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Borrowing Subsidiaries party thereto, the Lenders party thereto, The Chase Manhattan Bank, as Administrative Agent, Citibank, N.A., as Syndication Agent, and The Bank of New York, as Documentation Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

       The Company hereby terminates the status of [ ] (the "Terminated Borrowing Subsidiary") as a Borrowing Subsidiary under the Credit Agreement. [The Company represents and warrants that no Loans made to the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.] [The Company acknowledges that the Terminated Borrowing Subsidiary shall continue to be a Borrowing Subsidiary until such time as all Loans made to the Terminated Borrowing Subsidiary shall have been prepaid and all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement shall have



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been paid in full, provided that the Terminated Borrowing Subsidiary shall not have the right to make further Borrowings, under the Credit Agreement.]


         This instrument shall be construed in accordance with and governed by the laws of the State of New York.


                                            Very truly yours,

                                            THE NEW D&B CORPORATION

                                            By:
                                               ------------------------------
                                               Name:
                                               Title:







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



                                                                       EXHIBIT F

                                     FORM OF
                              NON-BANK CERTIFICATE

       Reference is made to the credit Agreement, dated as of September [ ], 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among The New D&B Corporation (to be renamed The Dun & Bradstreet Corporation), a Delaware corporation (the "Company"), the several banks and other financial institutions from time to time parties thereto, The Chase Manhattan Bank, as Administrative Agent, Citibank, N.A., as Syndication Agent, and The Bank of New York, as Documentation Agent. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

       _________________ (the "Lender") is provided this certificate pursuant to subsection 2.16(e) of the Credit Agreement. The Lender hereby represents and warrants that:

       1. The Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.

       2. The Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Lender further represents and warrants that:

       (a) the Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and
       (b) the Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

       3. The Lender is not a 10-percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code; and

       4. The Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

       IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

Dated:                                           [NAME OF LENDER]
      -----------



                                                  By:
       -------------------------
                                                  Name:
                                                  Title:





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



                                                                       EXHIBIT G


                              ASSUMPTION AGREEMENT


       AGREEMENT dated as of _________, 20__ among [The New D&B Corporation (to be renamed The Dun & Bradstreet Corporation)] (the "Company"), [NAME OF BANK] (the "Bank") and The Chase Manhattan Bank, as Administrative Agent (the "Administrative Agent").

       WHEREAS, this Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of September [ ], 2000 among the Company, the Borrowing Subsidiaries party thereto, the Lenders party thereto, the Administrative Agent, Citibank, N.A., as Syndication Agent, and The Bank of New York, as Documentation Agent (as amended from time to time, the "Credit Agreement");

       WHEREAS, as permitted by Section 2.08(d) of the Credit Agreement, the Company proposes to increase the aggregate amount of the Facility Commitments;

       NOW, THEREFORE, the parties hereto agree as follows:

       SECTION 1. Definitions. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Credit Agreement.

       SECTION 2. Assumed Commitment. Effective as of the date hereof, the Bank hereby [increases its existing Facility Commitment from $[ ] to $[ ]](2) [assumes a Facility Commitment equal to $[ ]](3) (the "Assumed Commitment"). [From and after the date hereof, the Bank shall be a party to and bound by the provisions of the Credit Agreement and, to the extent of the Assumed Commitment, all the rights and obligations of a Lender under the Credit Agreement.](4)

       [SECTION 3. Revolving Loans. The Bank shall make a Revolving Loan to the Company on the date hereof in accordance with Section 2.06 in an amount equal to such Bank's pro rata share of the principal amount of all outstanding

---------------------
        (2)  If the Bank is an existing Lender.
        (3)  If the Bank is not an existing Lender.
        (4)  If the Bank is not an existing Lender.




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Revolving Loans on the date hereof after giving effect to the Assumed
Commitment.](5)


       [SECTION 4. Additional Documentation. The Bank, upon execution of this Agreement, shall deliver to the Administrative Agent, [any documentation required to be delivered by the Bank pursuant to Section 2.16(e) of the Credit Agreement,](6)[and an Administrative Questionnaire in the form provided by the Administrative Agent](7).]

       SECTION 5. Representations of the Company. The Company hereby confirms that (a) the increase in the aggregate amount of the Facility Commitments and the transactions set forth herein have been duly authorized by all necessary corporate action and (b) at the time of and immediately after giving effect to the increase in the aggregate amount of the Facility Commitments and the transactions set forth herein, (i) the representations and warranties of the Company set forth in the Credit Agreement are true and correct on and as of the date hereof and (ii) no Default has occurred and is continuing.

       SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

       SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

--------
        (5) If Loans are outstanding on the effective date of this Agreement.
        (6) If the Bank is a Foreign Lender.
        (7) If the Bank is not an existing Lender.






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       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                            [NAME OF BANK]


                                            By:
                                               ---------------------------
                                            Name:
                                            Title:



                                            THE NEW D&B CORPORATION


                                            By:
                                               ---------------------------
                                            Name:
                                            Title:


                                            THE CHASE MANHATTAN BANK


                                            By:
                                               ---------------------------
                                            Name:
                                            Title:




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